                                                                    EXHIBIT 2(a)

The undersigned:

1. the company according to the laws of Georgia, USA, HARBINGER CORPORATION, with registered corporate seat in Atlanta, Georgia, USA, further to be referred to as "Harbinger,"

2. the company according to Dutch law ATLAS INVESTERINGEN NEDERLAND B.V., with registered corporate seat in Amsterdam, further to be referred to as "Atlas,"

3. the company according to Dutch law F.J. NEDERLOF B.V., with registered corporate seat in Rotterdam, further to be referred to as "F.J. Nederlof B.V.",

4. the company according to Dutch law IR. A.G. NEDERLOF B.V., with registered corporate seat in Rotterdam, further to be referred to as "A.G. Nederlof B.V.",

5. IR H.W.I. BOL, residing in Menno Burkenstraat 12, Rotterdam, further to be referred to as "Mr. H.W.I. Bol,"

6. DRS FREDERIK JOHANNES NEDERLOF, residing in Rotterdam, Ogier van Cralingenpark 150, further to be referred to as "Mr. F.J. Nederlof," and

7. IR ARTHUR GABRIEL NEDERLOF, residing in Zevenhuizen, Van der Duynlaan 23, further to be referred to as "Mr. A.G. Nederlof."

                                    WHEREAS

1. NTEX HOLDING B.V. is a company according to Dutch law with statutory seat in Rotterdam.

2. NTEX Holding B.V. has an authorized share capital of Dfl 1.522.500, consisting of 152.250 shares with a nominal value of Dfl 10,-- each.

3. The following represents the total issued share capital of NTEX Holding B.V. and the record ownership of each issued and outstanding share:


                 Name                      No. of Shares Owned
                 ----                      -------------------
         1)      Atlas                             26,655

         2)      F.J. Nederlof B.V.                12,410

         3)      A.G. Nederlof B.V.                12,410

         4)      Mr. H.W.I. Bol                     1,050

                 Total Issued Shares:              52,525

4. All shares forming the issued share capital of NTEX Holding B.V. have been fully paid up.

5. NTEX Holding B.V., at its turn, is Owner and holder of 100% of the issued share capital of the company according to Dutch law of NTEX Data Communication B.V., with statutory seat in Rotterdam, and holder of 100% of the issued share capital of the company according to Dutch law NTEX Computer Centrum B.V., with statutory seat in Rotterdam.

6. F.J. Nederlof B.V., A.G. Nederlof B.V. and Mr. Bol are hereinafter referred to as "Personal Shareholders" and together with Atlas as the "Shareholders."

7. The Shareholders, Mr. F.J. Nederlof and Mr. A.G. Nederlof (collectively, the "Warrantors") and Harbinger have discussed the terms and conditions whereupon Harbinger may acquire the fully issued share capital of NTEX Holding B.V., and Harbinger, the Shareholders, Mr. F.J. Nederlof and Mr. A.G. Nederlof concluded the following:

                                   AGREEMENT

CLAUSE 1.        SALE OF SHARES.

         Harbinger buys from the Shareholders and the Shareholders sell to Harbinger all the shares of the issued share capital of NTEX Holding B.V. as described in recital 3 hereabove (the "Shares"), as provided below, against the consideration described in Clause 3 and elsewhere hereunder. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") to be held at Rotterdam at ____:00 a.m. on April 4, 1996 (the "Closing Date") with an effective date of March 31, 1996.

CLAUSE 2.        TRANSFER OF TITLE AND OWNERSHIP OF THE SHARES.

         At the Closing, Shareholders shall transfer title and ownership of the Shares to Harbinger immediately after signing the Agreement, by a notarial deed to be executed by one of the civil law notaries of Messrs Nauta Dutilh, residing in Rotterdam.

         Warrantors jointly and severally warrant that the Shares represent and constitute 100% of the total issued share capital of NTEX Holding B.V., when transferring ownership of the Shares, the Shares shall be transferred to Harbinger at the Closing free and clear from any liens, arrests, claims, encumbrances, pledges, and equitable rights and that Shareholders are record owners of Shares with the power and capacity to transfer ownership and title to the Shares to Harbinger and that no rights or options of any kind are promised or granted to any other person or legal entity in respect of the Shares to be transferred.

         A statement in accordance with article 10 paragraph 14 of the Articles of Association of NTEX Holding B.V., dated as of the date hereof, whereby the Shareholders duly approve the transfer of the Shares to Harbinger and waive any preemptive rights they may have in that respect, where by law or otherwise, is attached hereto as EXHIBIT 1.

CLAUSE 3.        CONSIDERATION.

         The consideration as described hereunder is based on the audited financial statements of NTEX Holding B.V., NTEX Data Communications B.V., and NTEX Computer Centrum B.V. for the fiscal year ending 31.12.95 (the "Financial Statements") and the Estimated

Closing Balance Sheet as mentioned in Clause 3B. Copies of the Financial Statements are attached to this Agreement as EXHIBIT 2, 3 AND 4.

         A. Consideration to Shareholders. In consideration of the transfer of ownership and title of the Shares and the warranties as described herein, granted by Warrantors, at the Closing Harbinger shall pay to Shareholders in accordance with Clause 5, the following (collectively, the "Purchase Price"):

                 1.       To Atlas:

                 a) The amount of $2,368,698.--, which has been calculated pursuant to following formula, as adjusted pursuant to Clause 3B: 50.74 percent of the amount determined by multiplying 1.9608 times the amount of the "Audited 1995 Revenue" of consolidated NTEX Holding B.V.; plus

                 b) A stock warrant (the "Atlas Warrant") to purchase 12,500 Shares of Harbinger Common Stock, such warrant to be in substantially the form of EXHIBIT 5 attached hereto.

The exercise price of this Warrant will be the closing bid price of the Harbinger Common Stock on the NASDAQ stock market at the close of business on the second trading day immediately preceding the Closing Date.

                 2. To Personal Shareholders (F.J. Nederlof B.V., A.G. Nederlof B.V. and Mr. Bol), pro rata based on their ownership of the issued and outstanding Shares of NTEX Holding B.V.:

                 An amount equal to U.S. $2,065,759.--, to be paid 40% in cash and 60% in Harbinger Common Stock, calculated pursuant to the following formula and adjusted pursuant to Clause 3B: 49.26 percent of the amount determined by multiplying 1.7648 times the amount of the "Audited 1995 Revenue" of consolidated NTEX Holding B.V.

         The amount of all payments required by this Agreement to be paid in U.S. Dollars shall be determined by converting the corresponding Dutch Guilders amount to U.S. Dollars using the U.S. Dollar/Dutch Guilder conversion rate specified by The Wall Street Journal on the fifth publication date prior to the Closing Date. The parties agree that if the conversion rate between US-dollars and Dutch Guilders increases or decreases by more than 3% between the fifth business day prior to Closing and the day prior to Closing Harbinger and the Shareholders will equally share the impact of the conversion rate change through an adjustment in the Purchase Price. The payment of the Purchase Price will be subject to the Closing Escrow established pursuant to Clause 4A.

         B. Purchase Price Adjustment. The cash portion of the Purchase Price to be paid to the Shareholders at the Closing Date pursuant to Clause 3A shall be reduced (pro rata based on their relative percentage ownership of the Shares) by the amount by which the aggregate amount of liabilities of consolidated NTEX Holding B.V. as of the February 29, 1996, (as reflected in the "Estimated Closing Balance Sheet" attached as EXHIBIT 6 hereto) exceeds Dfl
2.68 million over its current assets. Within 30 days following the Closing
Date,

Harbinger shall cause to be prepared by its outside accountants the Final Closing Balance Sheet for consolidated NTEX Holding B.V. - consistent with the accounting practice used by NTEX, which accounting practice must be in accordance with the requirements as formulated in Clause 11 sub 5 - and deliver a copy thereof to the Shareholders. Any increase in the total liabilities over current assets between the Final Closing Balance Sheet and the Estimated Closing Balance Sheet shall decrease the Purchase Price by the amount of the increase. Any decrease in the total liabilities over current assets between the Final Closing Balance Sheet and the Estimated Closing Balance Sheet shall increase the Purchase Price by the amount of the decrease. Increases or decreases for an aggregate amount of less than Dfl 50.000,-- will not cause an amendment to the Purchase Price. Any disputes relating to this Clause 3B shall be resolved pursuant to Clause 17. Payment of a balance - agreed or established in arbitration - due to Shareholders in respect of an increase of the Purchase Price as per this Clause shall be made directly within 30 days. Payment of an agreed or established balance due to Harbinger shall be made by shareholders directly within 30 days.


CLAUSE 4.        ESCROW FUNDS

         A.      Closing Escrow.

         From the Purchase Price to be paid in cash and Harbinger Common Stock to both Atlas and the Personal Shareholders, their respective pro rata amounts (based on their ownership of the Shares), of U.S. $ 500,000 (the "Closing Escrow Amount") shall be placed in an escrow account with ABN AMRO Bank N.V. for a period of 12 months following the Closing Date, pursuant to an Escrow Agreement to be executed at the Closing in substantially the form of EXHIBIT 7 (the "Closing Escrow").

         The Closing Escrow Amount shall be deposited in Dutch Guilders at the exchange rate offered by ABN AMRO Bank N.V. at the time of deposit.

         The Closing Escrow will be including the following terms: The Closing Escrow Amount plus any accrued interest will be released to Atlas and Personal Shareholders in proportion to their ownership of Shares in NTEX Holding B.V. at the Closing Date within one month after elapse of this 12 month period less any pro rata amount equal to the amount of any agreed claim or claim established in arbitration pursuant to a breach of warranties and indemnification obligations as described herein.

         Any amount that is determined to be a deduction under this provision will be deducted from the Closing Escrow 30 days after the calendar quarter in which the determination is made, except that all deductions for the final quarter of the Closing Escrow shall be made prior to termination of the Closing Escrow.

         In case a dispute arises in respect of the questions whether and to what amount a deduction from the Closing Escrow is authorized by this Agreement and is resolved by an arbitrator's decision, the prevailing party shall have its costs associated with the arbitration proceeding as awarded by arbitrator's decision paid directly by the losing party, and in no case paid from the Closing Escrow.

         In case a dispute arises in respect of the questions whether and to what amount a deduction from the Closing Escrow is authorized by this Agreement, and such dispute has not been solved at the end of the escrow period mentioned above, the escrow will continue for the amount in dispute until the dispute has been resolved, either by agreement of the parties or by an arbitrator's decision.

CLAUSE 5.        PAYMENT OF PURCHASE PRICE.

         A. The amount of the Purchase Price to be paid by Harbinger at the Closing Date to Atlas is calculated as follows:

                 The cash amount calculated as per Clause 3, A1

                 less: an amount equal to 50.74 percent of the Closing Escrow Amount.

         B. The amount of the cash and stock of the Purchase Price to be paid by Harbinger at the Closing Date to Personal Shareholders is calculated as follows:

                 The amount calculated as per Clause 3, A2, to be paid 40 percent in cash and 60 percent in Harbinger stock, whereby the cash amount shall be reduced by an amount equal to 49.26 percent of the Closing Escrow Amount and is to be paid to the Personal Shareholders in proportion to their respective shareholding in NTEX Holding B.V. immediately prior to the Closing.

         The stock value is calculated in accordance with the average of the closing bid and ask price of Harbinger Common Stock on the NASDAQ Stock Market for the second-trading day immediately preceding the Closing Date; provided however, that if such closing bid and ask price is more than 25% greater or less than the average closing bid and ask price of Harbinger Common Stock on the NASDAQ Stock Market for the twenty trading days immediately preceding the Closing Date, the parties hereto agree to re-negotiate the respective percentages of cash and Harbinger Common Stock to be issued to the Personal Shareholders pursuant to this Clause SB.

CLAUSE 6.        SUBORDINATE LOANS.

         At the Closing, Harbinger agrees to cause NTEX Holding B.V. or the relevant subsidiary to pay an amount of Dfl 484,116.-- (principal amount plus interest due per Closing Date) to Atlas in full and final settlement of the loan as attached as EXHIBIT 8 and to pay Dfl 271,222.-- to Mr. F.J. Nederlof and Mr. A.G. Nederlof in full and final settlement of the loans (principal amount plus interest due per Closing Date) as attached as EXHIBIT 8. Any amounts in current account position payable by such Personal Shareholders, Mr. F.J. Nederlof, or Mr. A.G. Nederlof to NTEX Holding B.V. or its subsidiaries have been set off against their outstanding loans.

CLAUSE 7.        EARNOUT

         Harbinger will pay Personal Shareholders additional consideration based on the performance of the Harbinger/Benelux Business Unit for both the period of January 1, 1996, through December 31, 1996 ("96 Earnout"); and the period of April 1, 1996, through March

31, 1997 ("96/97 Earnout"). If the Harbinger/Benelux Business Unit achieves a minimum 1996 EBIT of Dfl 350.000,--then the Personal Shareholders will be eligible to receive the 96 Earnout and 96/97 Earnout as described in paragraph 7A below. If the 1996 EBIT is below the minimum 1996 EBIT, the Personal Shareholders will be eligible to receive the "96 Only Earnout" as described in paragraph 7B below.

         For purposes of computing revenue and EBIT in this Clause 7, revenue and expense will include those revenues and expenses from the continuing business of the Company currently plus the revenue and expenses from Harbinger N.V., excluding activities in Germany and excluding the revenues and expenses associated with, or the result of, the Harbinger-SSA Alliance. Harbinger will commit to development projects with NTEX Holding B.V./Harbinger N.V. in an amount of not less than Dfl. 325.000 on a fully loaded cost basis during 1996. Other factors include software capitalization rates equal to 35%, product transfer prices of both Harbinger and current NTEX products to and from other Harbinger Affiliates at 40%. The 35% software capitalization rate is based on the projected TOK for 1996. Additional calculation rules and examples of hypothetical earnout calculations pursuant to this Clause 7 are attached as
EXHIBIT 9 hereto.

         A. If Harbinger/Benelux Unit Achieves 1996 Minimum EBIT of at Least Dfl 350.000:

                 1. 1996 Earnout. Harbinger will pay Personal Shareholders their pro rata amounts (based on their ownership of the Shares) of 9/12 of 25.00% of the amount equal to the consideration using the formula below (based on Harbinger/Benelux Business Unit audited 1996 Revenues and EBIT) less the Total Purchase Price (as defined in Clause 20). The 1996 Earnout payment will be 40% cash and 60% Harbinger Common Stock, and is contingent upon the relevant Individual Shareholders remaining employed by NTEX Holding B.V. or its affiliates during this period pursuant to the terms of his respective employment agreement. The price of Harbinger Common Stock will be the average of the closing bid and ask price on the NASDAQ Stock Market for the second trading day prior to the payment. The 1996 Earnout payment will be paid within 14 days of delivery of the 1996 audit to Harbinger.


         Profitability (EBIT) as % of Revenue          Multiple of 1996 Revenue
         ------------------------------------          ------------------------
         Loss                                          1.5 x (Revenue less Loss)

         Break even to 20%                             (1.5 + .075 x each 1% EBIT/Revenue) x

         20% +                                         3.0 x

                 2. 1996/97 Earnout. In addition, Harbinger will pay Personal Shareholders their pro rata amount of 3/12ths of 25.00% of the amount equal to the consideration using the formula below (based on Harbinger/Benelux Business Unit audited revenues and EBIT for the period April 1, 1996 through March 30, 1997) less the Total Purchase Price. The 1996/97 Earnout payment will be 40% cash and 60% Harbinger Common Stock, and is contingent upon the relevant Individual Shareholder employed by NTEX Holding B.V. or its affiliates during this period. The price of Harbinger Common Stock will be the average of the closing bid and ask price on the NASDAQ Stock Market for the second trading day prior to the payment. The 1996/97 Earnout payment will be paid within 14 days of delivery to Harbinger of the audited financial statements of the March 30, 1997 quarter.


    Profitability (EBIT) as % of Revenue               Multiple of 1996/1997 Revenue
    ------------------------------------               -----------------------------
    Loss                                               1.5 x (Revenue less Loss)

    Break even to 20%                                  (1.5 + .075 x each 1% EBIT/Revenue) x

    20%+                                               3.0 x

                 3. If an Individual Shareholder remains an employee of NTEX Holding B.V. or its affiliates, Harbinger will grant to such Individual Shareholder stock options to purchase their pro rata share (based on the respective Personal Shareholder ownership of the Shares) of an additional number of Harbinger Common Stock within 7 days of the completion of an audit of 1996 revenue and EBIT for the Harbinger/Benelux Business Unit. The exercise price for these options will be the closing price of Harbinger Common Stock for the day prior to the grant date. These options would be exercisable immediately and would expire 5 years from the date of their grant.

         The total number of Harbinger Common Stock options granted for this business unit will be based on the following formula:

         9/12x(.9+(1996 REV-5,350,000)/1,900,000+1996EBITx100x.275)x17,500x.75

         For purposes of this calculation:

         1996 REV = total revenue (in Guilders) less any EBIT (in Guilders) loss for the period of January 1, 1996 through December 31, 1996.

         1996 EBIT = EBIT expressed as a ratio of revenue.

         B. If Harbinger/Benelux Unit does not achieve the minimum 1996 EBIT target of at Least Dfl 350.000 (the "96 Only Earnout"):

         Harbinger will pay Personal Shareholders their pro rata amount of 25.00% of the amount equal to the consideration using the formula below (based on Harbinger/Benelux Business Unit audited 1996 revenues and EBIT) less the Total Purchase Price. The 1996 Earnout payment will be 40% cash and 60% Harbinger Common Stock, and is contingent upon the Individual Shareholders remaining employees of NTEX Holding B.V. or its affiliates during this period. The 1996 Earnout payment will be paid within 14 days of delivery to Harbinger of the 1996 audit.


    Profitability (EBIT) as % of Revenue               Multiple of 1996 Revenue
    ------------------------------------               ------------------------
    Loss                                               1.5 x (Revenue less Loss)

    Break even to 20%                                  (1.5 + .075 x each 1% EBIT/Rev) x

    20%                                                3.0x

CLAUSE 8.        INDIVIDUAL SHAREHOLDERS.

         A. At the Closing, Mr. F.J. Nederlof, Mr. A.G. Nederlof and Mr. Bol (collectively, the "Individual Shareholders") agree to enter into the forms of employment agreements attached as EXHIBIT 10 hereto. These employment agreements include Harbinger standard confidentiality provisions.

         B. As an incentive to their willingness to remain employed with NTEX Holding B.V. or its affiliates, at the Closing Harbinger will grant to the Individual Shareholders stock options to purchase a total of 50,000 Shares of Harbinger Common Stock at the closing bid price of the Harbinger Common Stock on the NASDAQ Stock Market for the second trading day immediately preceding the Closing Date, pursuant to the terms of Stock Option Agreements in substantially the form of EXHIBIT 11. Fifty percent of these stock options will vest on the first anniversary and fifty percent will vest on the second anniversary of the Closing Date, provided the Individual Shareholders have maintained continuous employment with NTEX Holding B.V. or its Affiliates during the period from the grant date to such anniversary dates.

         C. Individual Shareholders agree that, for a period of one year after termination of their contract of employment they will abstain by way of employment or otherwise of exercising any activity which may be considered to be competitive with any activity carried out by Harbinger and/or an affiliated company. The restriction will be valid in the Benelux Countries, Germany and the United Kingdom.

         D. If an Individual Shareholder remains an employee of NTEX Holding B.V. or its affiliates through March 31, 1997, and if the Harbinger/Benelux Unit achieves the minimum 1996 EBIT Target, Harbinger will grant to such Individual Shareholder stock options to purchase an additional number of Harbinger Common Stock within 7 days of the completion of an audit of First Quarter, 1997 revenue and EBIT for the Harbinger/Benelux Business Unit. The purchase price on these options will be the closing price of the Harbinger Common Stock for the day prior to the grant date. These options would be exercisable immediately and would expire 5 years from the date of their grant.

                 The total number of Harbinger Common Stock options granted for this business unit will be based on the following formula:

3/12x(.9+(1996/97REV-5,350,000)/1,900,000+1996/97EBITx100x.275 )x17,500x.75

For purposes of this calculation:

1996/97 REV = total revenue (in guilders) less any EBIT (in guilders) loss for the period April 1, 1996 through March 30, 1997.

1996/97 EBIT = EBIT expressed as a ratio of revenue for the same period.

         E. If an Individual Shareholder remains an employee of NTEX Holding B.V. or its affiliates through December 31, 1996, and only if the Harbinger/Benelux Unit DOES NOT achieve the minimum 1996 EBIT Target, Harbinger will grant to such Individual Shareholder stock options to purchase an additional number of Harbinger Common Stock within 7 days of the completion of an audit of 1996 revenue and operating income for the Harbinger/Benelux Business Unit. The purchase price on these options will be the closing price of Harbinger Common Stock for the day prior to the grant date. These options would be exercisable immediately and would expire 5 years from the date of their grant. The total number of Harbinger Common Stock options granted for this business unit will be based on the following formula:

                 (.9+(1996REV-5,350,000)/1,900,000+1996EBITx100x.275)x17,500x.75

                 1996 REV = total revenue (in guilders) less any EBIT (in
                          guilders) loss for the period January 1, 1996 through December 31, 1996

                 1996 EBIT = EBIT express as a ratio of revenue.



CLAUSE 9.        EMPLOYEE ARRANGEMENTS.

         It is Harbinger's intent to retain the current employees of NTEX Holding B.V. and its affiliated company NTEX Data Communication B.V. under the existing arrangements, except for the Individual Shareholders, who will execute new employment agreements. It is agreed that no third party beneficiary rights are conferred by this Agreement.

CLAUSE 10.       SUBSCRIPTION AGREEMENTS.

         At the Closing, Atlas and the Personal Shareholders each agrees to execute and deliver to Harbinger a Subscription Agreement in the form attached hereto as EXHIBIT 12, relating to their purchase (as applicable) of the Harbinger Common Stock and the Atlas Warrant pursuant to this Agreement.

CLAUSE 11.       WARRANTIES.

         Each of the Warrantors jointly and severally represent and warrant to Harbinger the representations and warranties made by any of them in the other Clauses of this Agreement as well as the following:

                 1. That the Shares of NTEX Holding B.V. were issued in compliance with applicable law, are freely owned by the Shareholders and are not subject to any lien, pledge, security right or usufruct, and that the voting rights on such Shares are in no way restricted.

                 2. That all the shares of NTEX Data Communication B.V. and NTEX Computer Centrum B.V. forming the issued share capital were issued in compliance with applicable law, are freely owned by NTEX Holding B.V. and are not subject to any lien, pledge, security right or usufruct, and that the voting rights in respect to such shares are in no way restricted.

                 3. That there are no outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights or other rights of any kind to acquire any shares of capital stock in either NTEX Holding B.V. or NTEX Data Communication B.V. or NTEX Computer Centrum B.V.

                 4. EXHIBIT 12A lists the documentation submitted to Harbinger in the course of due diligence investigation. This documentation is fully complete and correct and no material information with respect to the business of NTEX Holding B.V. and its subsidiaries has been withheld. By signing this Agreement, Harbinger acknowledges receipt of the documentation listed in Exhibit 12A. Harbinger agrees that it has studied said documentation and that, save as indicated in writing by Harbinger as listed on EXHIBIT 12B on the date of the Agreement, Harbinger has no reason to believe said documentation gives rise to any claim under the representation and warranties under this Agreement.

                 5. That the Estimated Closing Balance Sheet has been prepared in accordance with Dutch Generally Accepted Accounting Principles applied on a consistent basis throughout the periods covered thereby and on a consistent basis with its financial statements for previous periods, is true, correct and complete, fairly presents the financial position of the company reflected therein at the date thereof and are consistent with the books and records of such company. The Audited 1995 Revenue is correct and complete, and has been calculated in accordance with Dutch Generally Accepted Accounting Principles.

                 6. That the total amount of receivables of consolidated NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V. included in the Estimated Closing Balance Sheet (and the Final Closing Balance Sheet, when prepared) with exception of the debts mentioned therein under "bad debts", shall be received no more than 120 days after the Closing Date. For any uncollected receivables reflected on the Final Closing Balance Sheet that are included in the 1995 Revenues and are "Unrealized Current Assets" as defined in Clause 20, the deduction will be equal to 1.86 times such amount.

                 7. That all obligations vis a vis the Dutch Fiscal Authorities have been met properly by both NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V.

                 8. That no facts or circumstances are known in the existing relations with customers of NTEX Data Communication B.V. and NTEX Computer Centrum B.V. which give reason to believe that the existing contracts with such customers might be early terminated unless such is communicated in writing in the course of the due diligence investigation.

                 9. That all formalities required by Dutch law in respect of the intended share transaction have been duly fulfilled.

                 10. That the TOK granted will not be affected by the purchase and sale of the Shares pursuant to this Agreement and that all reasonable steps will have been taken by the Closing Date to have the TOK extended, renewed or, if possible, expanded.

                 11. That as to each of NTEX Holding B.V. and NTEX Data Communication B.V. and NTEX Computer Centrum B.V.:

                 (a) (i) It is the sole and exclusive owner of and has the uncontested and undisputed legal right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its businesses as presently conducted and as presently proposed to be conducted;
                          (ii) each item of Intellectual Property owned or used by it on the Closing Date shall be owned or used by it on identical terms and conditions subsequent to the Closing; (iii) it has taken all reasonably necessary actions to maintain and protect each item of Intellectual Property that it owns or uses; (ivi) it has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third persons, and none of its directors, officers or Shareholders has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party); (v) no third person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any such Intellectual Property rights; (vi) it has not utilized any inventions of any of its employees (or people it currently intends to hire, if any) made prior to their employment; (vii) all of its Intellectual Property was conceived of during its corporate existence and was created by its employees within the scope of their employment;

                 (b) EXHIBIT 13A identifies each patent or registration which has been issued to it with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which it has made with respect to any of its Intellectual Property, and identifies any of its Intellectual Property which is either a trade secret or claimed as proprietary and not subject to a patent or pending patent application;

                 (c) EXHIBIT 13B identifies each license, agreement, or other permission which it has granted to any third Person with respect to any of its Intellectual Property (together with any exceptions); the Shareholders have delivered to Harbinger correct and complete copies of all such registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to Harbinger correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item;

                 (d) Exhibit 13c identifies all computer software owned or used by it in connection with its business, together with each trade name or unregistered trademark used by it in connection with its business and with respect to each item so identified: (i) it possesses all right, title, and interest in and to the item, free and clear of any encumbrance, license, or other restriction, (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and (iv) it has never agreed in writing to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item;

                 (e) each item of Intellectual Property that any third Person owns and that the company uses pursuant to license, sublicense, agreement, or permission is identified in EXHIBIT 13D and, with respect to each such item: (i) the Shareholders have caused NTEX to have delivered to Harbinger correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date), (ii) the license, sublicense, agreement, or permission covering the item is and will continue to be following the Closing legal, valid, binding, enforceable, and in full force and effect, (iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder, (iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof, (v) with respect to each sublicense, the representations and warranties set forth in Clauses (i) through (iv) immediately above are true and correct with respect to the underlying license; (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and (viii) it has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission which violates any term or condition thereof;

                 (f) its ownership and/or right to the use of its Intellectual Property shall not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third Persons as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted;

                 (g) none of its directors, officers, Shareholders, or employees with responsibility for Intellectual Property matters has used any confidential or proprietary information or trade secrets of any third Person in connection with the development of any new products, inventions, procedures, or methods of manufacturing or processing for NTEX Holding B.V.;

                 (h) none of its directors, officers, Shareholders or employees with responsibility for Intellectual Property matters has done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data (collectively "Proprietary Information") required to conduct its business as now conducted and as proposed to be conducted;

                 (i) it has taken reasonable security measures to protect the secrecy, confidentiality, and value of its Proprietary Information important to the conduct of its business, including requiring each employee and consultant to acknowledge a requirement to safeguard proprietary of its sensitive information in accordance with its established written policies; and

                 (j) none of its directors, officers, Shareholders or employees with responsibility for Intellectual Property matters has any knowledge that any of them is in violation of his or her obligations of confidentiality.

                 12. That Shareholders have no reason whatever to believe that the business of NTEX Data Communication B.V. and NTEX Computer Centrum B.V. will be seriously affected by claims, disputes or serious displeasure of its customers.

                 13. That each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V. is duly organized, validly existing and in good standing under Dutch law, and that each has unrestricted power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted.

                 14. That this Agreement has been duly executed and delivered by each of the Shareholders and constitutes the valid, binding and enforceable obligation of each, enforceable in accordance with its terms and conditions.

                 15. That each of the Clauses under the heading "WHEREAS" in this Agreement is true, correct and complete.

                 16. That except for NTEX Holding B.V.'s ownership of NTEX Data Communication B.V., and NTEX Computer Centrum B.V. neither company has any direct or indirect ownership interest in any corporation, partnership or other business organization.

                 17. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., as of the Closing Date it has no basis for any future liability, except for those stated in the Estimated Closing Balance Sheet.

                 18. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., (i) it has good, valid and marketable title to, or valid and subsisting leasehold interest in, all real estate and buildings, machinery, equipment and other tangible personal property and assets used in its business, located on its premises or shown on its Estimated Closing Balance Sheet, free and clear of all claims, liens or encumbrances, except for claims, liens and encumbrances reflected in its Estimated Closing Balance Sheet, (ii) such assets constitute all assets and properties necessary to conduct its business in the manner in which it has previously been conducted and as presently proposed to be conducted, and (iii) all personal property included in such assets is suitable for the purposes for which it presently is used and presently is proposed to be used.

                 19. That as to each of NTEX Holding B.V., NTEX Data Communication B.V., and NTEX Computer Centrum B.V., there is no charge, complaint, action, arbitration, proceeding, hearing, or investigation (collectively, "Litigation") pending or threatened against it in, before, or by any court or arbitrator or governmental agency or authority.

                 20. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., it has complied in all material respects with all applicable statutes, laws, ordinances, regulations, orders, determinations, writs, injunctions, awards, judgments, and decrees of all applicable governmental authorities.

                 21. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., EXHIBIT 14 sets forth a list of each written and oral contract or agreement outstanding as of the date hereof to which it is a party (collectively, the "Material Contracts"), which:

                 (a) involves the lease of personal property from or to third parties providing for lease payments in excess of 100,000 Dutch Guilders per annum;

                 (b) obligates it to incur, assume or guarantee indebtedness for borrowed money (including capitalized lease obligations) involving more than 100,000 Dutch Guilders;

                 (c) is in the nature of an employment, consulting or severance agreement or collective bargaining agreement involving the payment of more than 100,000 Dutch Guilders or not entered into in the ordinary course of business;

                 (d)      is with any of the Shareholders or their affiliates;

                 (e) concerns confidentiality, nondisclosure or noncompetition;

                 (f) is a profit sharing, stock option, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers and employees;

                 (g) is not terminable without liability to such company and involves the payment or receipt by such company of in excess of 100,000 Dutch Guilders;

                 (h) upon termination could have a material adverse effect on the business, assets, financial condition, operations, results of operations, or future prospects of such company;

                 (i) is in the nature of a partnership, joint venture, or collaborative arrangement or relationship;

                 (j) involves the purchase or sale of supplies, products or the furnishing or receipt of services and the performance of which extends over a period of more than one year or involves consideration in excess of 100,000 Dutch Guilders;

                 (k) is between such company and any customer, distributor or vendor of its products or services; or

                 (l) is outside of the ordinary course of business or contains any provision requiring such company to indemnify any other Person.

The Shareholders have caused NTEX Holding BV to have delivered to Harbinger a correct and complete copy of each of the written Material Contracts and a written summary setting forth the terms and conditions of each oral Material Contract. All of the Contracts are and will be following the Closing legal, valid, binding, enforceable in accordance with their respective terms. There is not under any Contract: any existing default, breach or violation by any party thereto; or an event which, after notice or lapse of time or both, would constitute a default or breach by any party, or permit termination, repudiation, modification, or acceleration, under such Contract.

                 22. That neither NTEX Holding B.V., NTEX Data Communication B.V., NTEX Computer Centrum B.V., nor Harbinger will be responsible for any fee, expense or otherwise charged by brokers, advisors or the like in respect of or in connection with the transaction contemplated by this agreement, with exception of the civil law notary mentioned in Clause 12.

                 23. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V.: (i) it has filed all Tax Returns that it has been required by law to file through the date hereof,
(ii) all such Tax Returns were correct and complete in all respects, (iii) all Taxes owed by it (whether or not shown on any Tax Return) have been paid, (iv) no extension of time has been granted within which to file any Tax Return; (v) no claim has ever been made by an authority in a jurisdiction where it does not file Tax Returns that it is or may be subject to Taxation by that jurisdiction;
(vi) there are no claims, liens or encumbrances on any of its assets that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) it has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder, or other third person; (viii) no authority will assess any additional Taxes for any period for which Tax Returns have been filed; (ix) attached as EXHIBIT 15 is a list of all federal, state, local, provincial and foreign income Tax Returns filed with respect to it for the three most recent Taxable years ended on or before the date hereof, indicating those tax returns that have been audited, and indicates those Tax Returns that currently are the subject of audit; (x) the Shareholders have delivered to Harbinger correct and complete copies of all of its income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by it since its formation; and (xi) its unpaid Taxes (a) did not exceed the reserve for Tax liability set forth on the face of its Estimated Closing Balance Sheet, and (b) do not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with its past custom and practice in filing its Tax Returns.

                 24. That as to each of NTEX Holding B.V., NTEX Data Communication B.V., the Shareholders have caused NTEX Holding B.V. to have delivered to Harbinger correct and complete copies of the employment benefit plan documents and summary benefit plan descriptions, the most recent determination letter received from any applicable governmental authority, the most recent Annual Reports, and all related trust agreements, insurance contracts, and other funding agreements with respect to each such Employee Benefit Plan.

                 25. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., the Shareholders have caused NTEX Holding B.V. to have delivered to Harbinger complete and correct copies of its Articles of Association as currently in effect, as well as such Company's register of shareholders, minutes of meetings of shareholders and shareholder resolutions, and to date neither it nor any of its officers, directors or Shareholders have violated any provision of its Articles of Association. In so far the minutes of meetings are not available, Shareholders state that any decisions made in the General Assembly of Shareholders of the respective companies have resulted in actions that have been fully executed and completed.

                 26. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which it has been a party, a named insured, or otherwise the beneficiary of coverage at any time since its formation, EXHIBIT 16 sets forth: (a) the name, address, and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured; (c) the policy number and the period of coverage; (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                 27. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., EXHIBIT 17 sets forth a true and complete list of all of its bank accounts and all authorized signatories to each such account.

                 28. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V., EXHIBIT 18 sets forth a true and complete list as of the date hereof of all of its directors, officers and employees, showing their names, positions, and current wage or salary and bonuses.

                 29. That true, correct, and complete copies of all documents listed in all the Exhibits to this Agreement have been heretofore delivered to Harbinger and identified in writing as constituting such delivery.

                 30. That as to each of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V.: (i) EXHIBIT 19 lists and describes briefly all real property owned, leased or subleased to it, (ii) it has delivered to Harbinger correct and complete copies of all such leases and subleases, and (iii) each lease or sublease is and will be following the Closing legal, valid, binding, enforceable, and in full force and effect.

                 31. That no representations or warranties by any of the Shareholders in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Harbinger pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of fact or omits to state any material fact necessary to make the statements or facts contained therein not misleading.

                 32. That as of the Closing date, there is no material adverse change in the net asset value of NTEX Holding B.V., NTEX Data Communications B.V. and NTEX Computer Centrum B.V. compared to the Estimated Closing Balance Sheet.



CLAUSE 12.       TAX CONSEQUENCES AND COSTS.

         Each party will bear any Tax consequence to it associated with the execution and completion of this transaction, except that Harbinger shall not be liable for Tax consequences to it or to the Company due to a breach of any warranty made herein by the Warrantors.

         With exception of the costs of the civil law notary in respect of the deed for the transfer of ownership of the Shares (which shall be borne by NTEX Holding B.V.), each party bears its own costs associated with the negotiation, preparation, execution and completion of the transactions pursuant to this Agreement.

CLAUSE 13.       INDEMNIFICATION.

         A. Indemnity. Each of the Warrantors jointly and severally agree to defend, indemnify and hold harmless Harbinger, its officers, directors, accountants, attorneys, successors and assigns (individually a "Harbinger Indemnitee", and collectively the "Harbinger Indemnitees") from, against, and in respect of the following: -

                 (a) any and all losses, damages, deficiencies or liabilities caused by, resulting or arising from, or otherwise relating to: (i) any liability for breach of any representation or warranty set forth in this Agreement or; (ii) any failure by any of the Warrantors to perform or otherwise fulfill or comply with any undertaking or other agreement or obligation to be performed, fulfilled or otherwise complied with by any of the Warrantors under this Agreement after the Closing; and

                 (b) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, interest, penalties, costs and expenses, including reasonable attorneys' fees incident to any of the items referred to herein or such indemnification incurred in connection with investigating, defending, settling or prosecuting any action, suit, proceeding or claim against any of the Warrantors hereunder.

         B. Procedures. If any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against any Harbinger Indemnitee in respect of which such Harbinger Indemnitee proposes to demand indemnification, such Harbinger Indemnitee shall notify the Warrantors thereof within a reasonable period of time after assertion thereof, and such notice shall include copies of all suit, service and claim documents, all other relevant documents in the possession of the Harbinger Indemnitee, and an explanation of the Harbinger Indemnitee's contentions and defenses with as much specificity and particularity as the circumstances permit. The failure of the Harbinger Indemnitee to give such notice shall not relieve the Warrantors of their obligations under this Clause 13 if The Harbinger Indemnitee shall have demonstrated that: (i) it acted in good faith and without unreasonable delay; and (ii) the Warrantors shall not have been prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, the Warrantors shall have the right within ten (10) days after receipt of such notice to assume the control of the defense, (and, subject to the prior approval of Harbinger Indemnitee which shall not be unreasonably withheld) compromise or settlement of any such action, suit, proceeding, claim, liability, demand, or assessment, including, at its own expense, employment of counsel. If the Warrantors shall have exercised their right to assume such control, the Harbinger Indemnitee: (i) may, in its sole discretion and expense, employ counsel to represent it (in addition to counsel employed by the Warrantors) in any such matter, and in such event counsel selected by the Warrantors shall be required to cooperate with such counsel of the Harbinger Indemnitee in such defense, compromise or settlement for the purpose of informing and sharing information with such Harbinger Indemnitee; and (ii) shall, at its own expense, make available to the Warrantors those employees of the Harbinger Indemnitees whose assistance, testimony or presence is reasonably deemed by the Warrantors necessary or beneficial to assist the Warrantors in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment. Any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Harbinger Indemnitees.

CLAUSE 14.       LIABILITY.

         A. Parties agree that the aggregate liability of Warrantors under this Agreement shall be limited to the amount of the Closing Escrow Amount referred to in Clause 4. Such liability limitation, however, shall not apply to the following:

                 1. fiscal claim(s) as referred to in Clause 11, Subparagraph 7;

                 2. claim(s) for breach of representation or warranty (i) based on a fact or set of facts which any of the Warrantors intentionally failed to disclose or was grossly negligent in failing to disclose, referred to in Dutch Law as "opzet of grove schuld", or (ii) relating to ownership of or title to the Shares of NTEX Holding B.V. or shares of NTEX Communications B.V. or shares of NTEX Computer Centrum B.V.

         For claims mentioned under 1 and 2 directly above, the aggregate liability of Warrantors shall be limited to the amount of the Purchase Price plus the amount of the loans referred to in Clause 6.

         B. Any Claim under this agreement has to be presented in writing within 12 months after the Closing Date with the exception of the following:

                 1. fiscal claim(s) as referred to in Clause 11, Subparagraph 7, shall be made within six months after the tax authorities have submitted their final report in the upcoming tax investigation or, if later, within six months after a final decision on a relevant claim has been made;

                 2. claim(s) referred to in Item A2 above shall be made in writing within five years after the Closing Date.

         C. The liability of Warrantors under this Agreement will be joint but not several. Accordingly, the liability of each Warrantor shall be limited to his pro rata part (proportionate to his relative ownership of the Shares immediately prior to the Closing) of any claim validly submitted under this Clause 14. It is understood that, in each case, the liability of (i) Mr F.J. Nederlof and F.J. Nederlof B.V. and (ii) Mr A.G. Nederlof and A.G. Nederlof B.V. shall be alternative.

         D. Claims submitted to Warrantors after elapse of the 12 month period will be considered only if the amount of such claims exceeds Dfl 50,000.--.



CLAUSE 15.       APPLICABLE LAW.

         This Agreement and all contracts deriving herefrom or connected herewith are subject to Dutch law, except the Atlas Warrant, Harbinger Stock Option Agreements, and Subscription Agreements, which shall be governed by the laws of the State of Georgia, U.S.A. (without giving effect to its conflicts of laws rules).

CLAUSE 16.       NON-DISSOLUTION.

         Parties hereby expressly renounce their right to claim dissolution of this Agreement in case of breach of contract.

CLAUSE 17.       DISPUTES.

         Except as otherwise provided in the Atlas Warrant, Harbinger Stock Option Agreements, or Subscription Agreements: (1) in case of dispute in respect of the interpretation or execution of this contract or a contract deriving herefrom or connected herewith, parties will investigate whether the dispute can be resolved amicably; (2) in case the parties, or one of them, considers that no amicable solution can be obtained, parties agree to arbitrate before the Dutch Arbitration Institute (Nederlands Arbitrage Instituut) in Rotterdam; (3) the Rules of the Dutch Arbitration Institute - latest published version - shall apply; (4) arbitration proceedings shall be in the English language; and (5) the parties expressly reserve their right to address the President of the District Court in Rotterdam in injunction proceedings.

CLAUSE 18.       ADDITIONAL CLOSING CONDITIONS.

         At the Closing the following additional actions will take place:

                 1. Counsel to the Shareholders will issue to Harbinger a legal opinion in substantially the form of EXHIBIT 20.

                 2. All of the directors and supervisory directors of NTEX Holding B.V., NTEX Data Communication B.V. and NTEX Computer Centrum B.V.

                          will resign, except as disclosed in writing immediately following the Closing.

CLAUSE 19.       FURTHER ASSURANCES.

         From time to time at or after the Closing, each of the parties hereto agrees to take, or cause to be taken, such further actions, to execute, deliver and file, or cause the same, such further documents and instruments, and to obtain consents, as may be necessary or reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

CLAUSE 20.       DEFINITIONS.

         Certain terms and expressions used in this Agreement are defined as follows:

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "AGREEMENT" means this agreement.

         "AUDITED REVENUES" means the financial results as presented by NTEX Holding B.V. and its wholly owned subsidiaries and confirmed by Harbinger's independent accountants.

         "BENELUX COUNTRIES" means Belgium, Luxembourg, and The Netherlands.

         "CLOSING DATE" means April 4, 1996.

         "EBIT TARGET" means EBIT of 350,000 Dutch Guilders for the period 1 January 1996 through 31 December 1996.

         "EFFECTIVE DATE" means March 31, 1996.

         "EMPLOYEE BENEFIT PLAN" means any: (i) nonqualified deferred compensation or retirement plan or arrangement; (ii) qualified defined contribution retirement plan or arrangement; (iii) qualified defined benefit retirement plan or arrangement; and (iv) fringe benefit plan or program.

         "HARBINGER/BENELUX BUSINESS UNIT" means After Closing, the operational combination of NTEX Holding BV and Harbinger, NV (HNV) excluding HNV's operations in Germany and all revenues and expenses related to SSA (including HNV's Hoorn lab).

         "INTELLECTUAL PROPERTY" means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice and the record of conception documentation relating thereto), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, renewals, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) all trademarks, service marks, certification marks, collective marks, trade dress, trade styles, logos, trade names, company names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, recordings and renewals in connection therewith; (iii) all copyrightable works, all copyrights, rights and interests in copyrights, moral rights, and all applications, registrations, recordings and renewals in connection therewith; (iv) all mask works and all applications, registrations, recordings and renewals in connection therewith; (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (vi) all computer software (including data and related documentation); (vii) all other proprietary rights; (viii) all copies and tangible embodiments thereof (in whatever form or medium); (ix) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing and the right to sue for past, present or future infringements of any of the foregoing; (x) all licenses with respect to any of the foregoing; and (xi) all rights corresponding to any of the foregoing throughout the world.

         "KNOWLEDGE" means actual knowledge after reasonable investigation.

         "LOSS" means loss determined in accordance with Dutch Generally Accepted Accounting Principles.

         "PERSON" means any individual, corporation, partnership, limited partnership, limited liability company, trust, entity or unincorporated organization or a government or any agency or political subdivision thereof.

         "AUDITED 1995 REVENUE" means revenue determined in accordance with Dutch Generally Accepted Accounting Principles as it appears in the audited Financial Statements as defined in Clause 3.

         "SEC" means the United States Securities and Exchange Commission.

         "SUBORDINATE LOANS" means those loans outstanding at Closing to NTEX Holding B.V. or its wholly owned affiliates held by the Shareholders as stated in Clause 6.

         "TAX" or "TAXES" means any governmental, federal, state, local, foreign or other income, gross receipts, profits, franchise, license, transfer, sales, use, payroll, withholding, occupation, property (real or personal), excise and similar taxes, fees, duties, assessments, withholdings or governmental charges of any nature (including interest, penalties or additions to such taxes).

         "TAX RETURNS" means all returns, reports, estimates, information returns and statements of any nature with respect to Taxes.

         "TOK" means TECHNISCH ONTWIKKELINGSKREDIET, granted by the Ministry of Economic Affairs in the Netherlands.

         "TOTAL PURCHASE PRICE" means the sum of (a) the considerations paid to Atlas and the Personal Shareholders in Clause 3A before adjustments specified in Clause 3B and (b) Dfl. 2.68 million of Total Liabilities over Current Assets on the Estimated Closing Balance Sheet assumed by Harbinger, totaling to Dfl. 10,179,467.--.

         "UNREALIZED CURRENT ASSETS" means any Inventories Receivable that appear on the Estimated Closing Balance Sheet that are uncollectible or Inventory that is overstated or obsolete.

         "REVENUE" for purposes of the Earnout means revenue as recognized when following Dutch Generally Accepted Accounting Principles (GAAP) with the following adjustments:

- -        For 1996 Revenue, Revenue is accrued from January 1, 1996 through
         December 31, 1996, including software and service fees from NTEX and HNV's Benelux and UK operations (hereinafter referred to as "Harbinger-Benelux"). These revenues will be certified by KPMG in the 1996 audit.

- -        For 1996/97 Revenue, Revenue is accrued from April l, 1996 through
         March 31, 1997.

- -        Revenue for contracted development projects will be recognized upon delivery and acceptance of the entire development project, or each phase as accepted without recourse, by the client.

- -        Any prepaid royalty will be recognized ratably over the period in which the prepaid royalties are actually earned (i.e., when the product is licensed or sold to the end user).

- -        Any one-time license fees will be recognized ratably over the life of the license (not to exceed five years).

- -        Royalties paid by NTEX for Harbinger products it resells will be 40%.

- -        Royalties paid on NTEX products sold by Harbinger will be 40%.
         Revenues will be recognized net of royalties paid.

- -        Excludes any revenues from SSA licenses and any related selling expenses or the expenses associated with the Hoorn lab.

- -        Excludes any revenue not collected or in dispute by the time the 1996 audit is completed. The earnout amount, if any, based on this revenue, will be placed in escrow. After 90 days, the earnout based on any amount collected and no longer disputed will be released to the NTEX personal shareholders.

- -        Anything outside the normal course of business (e.g., disposal of assets) would be excluded from the revenue or expense calculation for earnout purposes and a mutually agreeable arrangement will be made.

         "EBIT" for purposes of the Earnout means revenues less expenses, following Dutch Generally Accepted Accounting Principles, with the following provisions:

- -        All expenses of Harbinger-Benelux (except for those SSA expenses described above)

- -        Direct expenses from Harbinger US personnel that are incurred on request and preapproved by Harbinger-Benelux.

- -        Software capitalization at 35% of the R&D costs. R&D costs shall include only the personnel costs of development personnel (not to exceed 75% of all such costs), product managers (not to exceed 50% of all such costs), and Quality Assurance personnel (not to exceed 50% of all such costs)--these costs must be supported by proper records. No TOK refunds will be included as revenues or as an offset to the software development costs.

- -        Excludes purchase price amortization, interest from short or long-term debt in place at Closing, or Dutch income taxes (if any).

CLAUSE 21.

         Attached to this agreement and forming an integral part thereof are the following exhibits:

Exhibits

- -Exhibit 1:  *   NTEX Holding B.V. Shareholder Resolutions

- -Exhibit 2:  *   NTEX Holding B.V. Financial Statements

- -Exhibit 3:  *   NTEX Data Communication B.V. Financial Statements

- -Exhibit 4:  *   NTEX Computer Centrum B.V. Financial Statements

- -Exhibit 5:      Form of Atlas Warrant

- -Exhibit 6:  *   Estimated Closing Balance Sheet

- -Exhibit 7:  *   Form of Closing Escrow Agreement

- -Exhibit 8:  *   Loan agreements (subordinate loans)

- -Exhibit 9:  *   Earnout Calculation Rules and Examples

- -Exhibit 10: *   Forms of Employment Agreements

- -Exhibit 11:     Form of Stock Options

- -Exhibit 12:     Form of Subscription Agreements

- -Exhibit 12A: *  List of Due Diligence Documents

- -Exhibit 12B: *  List of Liabilities for Account of Warrantors

- -Exhibit 13: *   Intellectual Property

- -Exhibit 14: *   List of Material Contracts

- -Exhibit 15: *   Tax Returns

- -Exhibit 16: *   Insurance Information

- -Exhibit 17: *   Bank accounts

- -Exhibit 18: *   Officers, Directors, and Employees

- -Exhibit 19: *   Real Property

- -Exhibit 20:  *  Form of Legal Opinion


CLAUSE 22.

        Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall be deemed an original and all of which shall be deemed one and the same Agreement.



Agreed on the 4 April 1996.
             ---
                                        HARBINGER CORPORATION

                                        By: /s/ J. C. Davis
                                            ----------------------

                                        Title: Pres, Grp Ops
                                               -------------------

                                        ATLAS INVESTERINGEN NEDERLAND
                                        B.V.

                                        By: /s/ Gerald H. Montanus
                                            ----------------------

                                        Title: General Partner
                                               -------------------

                                        F.J. NEDERLOF B.V.

                                        By: /s/ F.J. Nederlof
                                            ----------------------

                                        Title:   MD
                                              --------------------


                                        IR. A.G. NEDERLOF B.V.

                                        By: /s/ Ir. A.G. Nederlof
                                            ----------------------

                                        Title: Manager
                                               -------------------


                     [SIGNATURES CONTINUED ON NEXT PAGE]

                                                        MR. F.J. Nederlof


                                                        /s/ MR. F.J. Nederlof
                                                        ---------------------



                                                        MR. A.G. Nederlof


                                                        /s/ MR. A.G. Nederlof
                                                        ---------------------


                                                        MR. H.W.I. Bol


                                                        /s/ MR. H.W.I. Bol
                                                        ---------------------



* Denotes exhibits not filed with this 8-K dated April 18, 1996. Harbinger Corporation agrees to furnish supplementally a copy of the omitted schedules to the Securities and Exchange Commission upon request.

                                                                       EXHIBIT 1


The undersigned:


1.       F.J. Nederlof B.V.;
2.       Ir A.J. Nederlof B.V.;
3.       Atlas Investeringen Nederland B.V.; and
4.       Mr. H.W.I. Bol,


herewith declare:

that they hereby waive any right they may have under the Articless of Association of NTEX Holding B.V. (the "Company") to acquire (part of) the shares in the share capital of the Company and they approve of the transfer of all the issued shares in the share capital of the Company by the undersigned to Harbinger Corporation.


Signed at Rotterdam on 4 April 1996.



        /s/ F. J. Nederlof                           /s/ Ir A. G. Nederlof
- --------------------------------------         ---------------------------------
F. J. Nederlof B.V.                            Ir A. G. Nederlof B.V.



        /s/ Gerard H. Montanus                       /s/ H. W. I. Bol
- --------------------------------------         ---------------------------------
Atlas Investeringen                            Mr  H. W. I. Bol
Nederland B.V.

                                                                       EXHIBIT 5


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTIONS FROM REGISTRATION PROVIDED BY REGULATION D AND REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES.


                             HARBINGER CORPORATION

                                    WARRANT
                                FOR THE PURCHASE
                           OF SHARES OF COMMON STOCK

WARRANT NO:  W-1                               DATE OF GRANT:  ((DATE)), 1996

HOLDER:  ATLAS INVESTERINGEN NEDERLAND B.V.

NUMBER OF SHARES:  12,500                      PURCHASE PRICE PER SHARE:  $_____

         FOR VALUE RECEIVED, HARBINGER CORPORATION, a Georgia corporation (the "Company"), hereby certifies that ATLAS INVESTERINGEN NEDERLAND B.V. (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, during the period commencing on the date hereof and ending on the Expiration Date (as defined in Section 1 below), up to 12,500 fully paid and non-assessable shares of Common Stock at the Purchase Price Per Share set forth above (the "Exercise Price").

         The term "Common Stock" means the Common Stock, par value $.0001 per share, of the Company as constituted on ((DATE)), 1996 (the "Issue Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock". The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

                 1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on the second anniversary of the date hereof (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day (provided, however, that in no event may this warrant be exercised after ((DATE)), 1998), by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Holder shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

                 2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

                 3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

                          (a)     If the Common Stock is listed on a national
securities exchange within the United States or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq Stock Market, the current market value shall be the average of the last reported sale price of the Common Stock on such exchange or system for the ten trading days immediately preceding the date of exercise of this Warrant or if no such last sale is made or reported on any of such trading days, the average of the closing bid and closing asked prices for such day on such exchange or system; or

                          (b)     If the Common Stock is not so listed or
admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                          (c)     If the Common Stock is not so listed or
admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                 4. HOLDER DOES NOT HAVE THE RIGHTS OF A SHAREHOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

                 5.       ANTI-DILUTION PROVISIONS.

                          5.1     ADJUSTMENT FOR RECAPITALIZATION.  If the
Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the

Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment, and any adjustment to the Exercise Price pursuant to this Section 5.1; shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this
Section 5.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and
(y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                          5.2     ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION,
MERGER, ETC. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                          5.3     RESTRICTIONS ON CERTAIN ACTIONS.  The Company
shall not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant. Without limiting the generality of the foregoing, while any Warrant is outstanding, the Company (a) shall not permit the par value, if any, of the shares of stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise and (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable stock upon the exercise of all Warrants at the time outstanding.

                          5.4     CERTIFICATE AS TO ADJUSTMENTS. In each case
of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to the Holder.

                 6. TRANSFER TO COMPLY WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS. This Warrant and any Warrant Stock or Other Securities may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and in compliance with all other laws, rules, regulations, and ordinances, and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition. In the event any Holder shall propose to sell, transfer, pledge, or hypothecate or otherwise dispose of this Warrant, such Holder shall first (i) surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and (ii) deliver to the Company of the opinion of counsel to the Holder as required by the legend set forth at Section 7 hereof. Upon receipt of the foregoing and provided that the Company has received an opinion of its counsel that such proposed sale, transfer, pledge or hypothecation is in compliance with all applicable laws, rules, regulations and ordinances, the Company shall execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

                 7. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT AND ISSUABLE UPON EXERCISE HEREOF (COLLECTIVELY THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF THE SECURITIES LAWS OF ANY OTHER JURISDICTION, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT, AND WHICH IS IN COMPLIANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS, RULES, REGULATIONS AND ORDINANCES, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH SUCH APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT, AND THAT SUCH TRANSACTION IS IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES.

                 8. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when delivered personally, when delivered by facsimile against an electronic acknowledgment of delivery thereto, when delivered by a reputable world-wide courier contracting for delivery in three days or less, or five days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, at the address of such party as set forth below, or at such other address of which the Company or the Holder has been advised by notice hereunder.

                 9. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Georgia, United States of America, without giving effect to the conflict of laws rules applicable therein.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

Attest:                                  HARBINGER CORPORATION

                                         By:
- --------------------------------            ------------------------------------
Joel G. Katz, Secretary                     C. Tycho Howle, Chairman and
                                            Chief Executive Officer
     [Corporate Seal]

Address of Holder                      Address of Company:


                                       1055 Lenox Park Boulevard
- -----------------------------          Atlanta, Georgia 30319

- -----------------------------

         THE RIGHT TO ASSIGN THIS WARRANT IS LIMITED BY THE TERMS AND CONDITIONS OF THE WARRANT TO WHICH THIS ASSIGNMENT FORM IS ATTACHED. SUCH WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO PROVISIONS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN OPINION OF COUNSEL TO THE CORPORATION IS OBTAINED, WHICH OPINION AND WHICH COUNSEL SHALL BE SATISFACTORY TO THE CORPORATION IN ITS SOLE DISCRETION, IS DELIVERED TO THE CORPORATION STATING THAT SUCH SALE, OFFER FOR SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION UNDER SUCH ACT AND IS OTHERWISE IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES.

                                ASSIGNMENT FORM


FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto
_______________________________________________________________________________
   (Please typewrite or print in block letters)


the right to purchase Common Stock of Harbinger Corporation, a Georgia corporation (the "Company"), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________________________________________________
Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


DATED: ______________, 199_.


THIS ASSIGNMENT SHALL NOT BE VALID UNLESS AND UNTIL CONSENTED TO BY THE COMPANY AS EVIDENCED BY THE SIGNATURE BELOW.


                                        ----------------------------------------
                                        Signature



                                        ----------------------------------------
                                        Signature, if jointly held


                                        ASSIGNMENT CONSENTED TO:

                                        Harbinger Corporation


                                        By:
                                           -------------------------------------
                                            C. Tycho Howle, CEO

                            [ATTACHMENT TO WARRANT]

         THE SHARES OF COMMON STOCK OF HARBINGER CORPORATION ("HARBINGER") WHICH WILL BE ISSUED UPON THE EXERCISE OF THE WARRANTS (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF THE SECURITIES LAWS OF ANY OTHER JURISDICTION, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE SECURITIES ACT, AND IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES. THE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER PROVISIONS OF THE SECURITIES ACT, AND WHICH IS IN COMPLIANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS, RULES, REGULATIONS AND ORDINANCES, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH SUCH APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES; AND IN THE CASE OF AN EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE SECURITIES UNDER THE SECURITIES ACT, AND THAT SUCH TRANSACTION IS IN COMPLIANCE WITH ALL OTHER APPLICABLE LAWS, RULES, REGULATIONS AND ORDINANCES.


                             HARBINGER CORPORATION


                           WARRANT EXERCISE AGREEMENT
                (INCLUDING INVESTOR SUITABILITY REPRESENTATIONS)


         This WARRANT EXERCISE AGREEMENT (the "Agreement") dated as of _____________, 19___ is made and entered into between HARBINGER CORPORATION, a Georgia corporation ("HARBINGER" or the "Company"); and the person executing this Agreement as the investor (the "Investor"). By executing this Agreement, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein in complying with its obligations under applicable securities laws.


                             W I T N E S S E T H :


         WHEREAS, the Investor desires to exercise a Warrant to acquire shares of the Company's Common Stock (the "Common Stock"); and

         WHEREAS, the Company intends to use the proceeds of the sale of the Common Stock to supplement working capital; and

         WHEREAS, the Company has furnished to the Investor a copy of the information required by Rule 502(b)(2)(ii) of Regulation D promulgated under the Securities Act (the "Disclosure Information"); and


         NOW, THEREFORE, for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor agree as follows:

         1. EXERCISE OF THE WARRANTS. Subject to the terms and conditions set forth herein, Investor hereby exercises the Warrant to acquire the number of shares of Common Stock of HARBINGER set forth below the Investor's signature hereto (the "Securities"). The Warrant shall be deemed exercised only when and if this Agreement is countersigned by HARBINGER. HARBINGER shall countersign this Agreement only if HARBINGER determines that this Agreement is fully completed and executed by the Investor and that the Investor has represented that the Investor is an "accredited investor" as defined under Regulation D promulgated under the Securities Act ("Regulation D") and/or that Investor is not a "U.S. Person" as defined under Regulation S promulgated under the Securities Act ("Regulation S").

         2. INVESTOR'S REPRESENTATIONS AND WARRANTIES. Investor represents, warrants and covenants to HARBINGER as of the date hereof that:

         a. Investor acknowledges that he has received and reviewed a copy of the Disclosure Information. Investor also acknowledges that the Company has represented to the Investor that the Company has not experienced any material developments in its business, its prospects or its financial condition that is not described in the Disclosure Information. Investor is a resident of the jurisdiction shown in Investor's address below and will be the sole party in interest as to the Securities subscribed for and is acquiring the Securities for Investor's own account, for investment only and not with a view toward the resale or distribution thereof.

         b. Investor must bear the economic risk of this investment for an indefinite period of time because the Securities are not registered under the Securities Act or the securities laws of any state or other jurisdiction. Investor has been advised that the Securities are not being registered under the Securities Act upon the basis that the transactions involving their sale are exempt from such registration requirements as transactions by an issuer not involving any public offering in reliance on Sections 4(2) and 3(b) of the Securities Act, and that reliance by HARBINGER on such exemption is predicated in part on Investor's representations set forth in this Agreement. Investor acknowledges that HARBINGER makes no representations of any kind concerning its intent or ability to offer or sell the Securities to the public, under Rule 144 or otherwise. Investor further understands that HARBINGER makes no covenant, representation or warranty with respect to the registration of the Securities under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning HARBINGER.

         c. Investor is able to bear the economic risk of losing Investor's entire investment in HARBINGER, which is not disproportionate to Investor's net worth, and that Investor has adequate means of providing for Investor's current needs and personal contingencies without regard to the investment in HARBINGER. Investor further represents and warrants that Investor is an "accredited investor" as defined in Rule 501(a) of Regulation D and the Investor is not a "U.S. Person" as defined in Rule 902 of Regulation S.

         d. In connection with Investor's purchase of any of the Securities no oral or written representations or warranties have been made to Investor other than those as may be contained in the Disclosure Information. Investor acknowledges that no person is authorized to give any information or to make any statement not contained in the Disclosure Information, a copy of which Investor acknowledges has previously been received, and that any information or statement not contained therein or contemplated or permitted thereby must not be relied upon as having been authorized by HARBINGER or any Affiliate, or any professional advisors thereto.

         e. To the extent Investor has deemed necessary, Investor has consulted with Investor's attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed the Disclosure Information, this Agreement and all documents relating thereto on Investor's behalf. Investor and Investor's advisors have sufficient knowledge and experience in business and financial matters to evaluate HARBINGER, to evaluate the risks and merits of an investment in HARBINGER, to make an informed investment decision with respect thereto, and to protect Investor's interest in connection with Investor's purchase of the Securities without need for the additional information which would be required to be included in more complete registration statements effective under the 1933 Act. Investor acknowledges that an investment in HARBINGER involves a high degree of risk, and Investor represents that Investor and Investor's advisors have engaged in a complete and thorough independent analysis of HARBINGER (including the financial condition of HARBINGER) and have independently determined the advisability and suitability of Investor's investment in HARBINGER while taking into account Investor's level of sophistication, financial resources (including the percentage of Investor's total assets that this investment will represent), tolerance for risk, and investment objectives.

         f. Investor and Investor's advisors have had an opportunity to ask questions of and to receive answers from the officers of HARBINGER and to obtain additional information in writing to the extent that HARBINGER possesses such information or could acquire it without unreasonable effort or expense:
(i) relative to HARBINGER and the offering of the Securities; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. All such materials and information requested by Investor and Investor's advisors (including information requested to verify information previously furnished) have been made available and examined by Investor or Investor's advisors. Investor further acknowledges that Investor and Investor's advisors have met with (or have been provided an opportunity to meet with) an executive officer of HARBINGER, or have had an opportunity to ask any and all questions of, and receive answers to their satisfaction from, such executive officer. Investor acknowledges that all discussions with executive officers of HARBINGER as well as any written information issued by HARBINGER, were intended to describe the aspects of HARBINGER's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description. Investor acknowledges that HARBINGER has not provided any information to Investor regarding HARBINGER's future prospects for success nor has HARBINGER made any representations or warranties to Investor (other than those explicit representations and warranties that may be contained in the Disclosure Information) regarding the merits or advisability of purchasing the Securities.

         g. Investor agrees that Investor will not attempt to pledge, transfer, convey or otherwise dispose of the Securities in the United States except in a transaction made pursuant to the following offering restrictions: all offers and sales of the Securities to a U.S. person or inside the United States prior to the expiration of a one-year period immediately following the date of this Subscription Agreement shall be made only upon receipt by the Company of an opinion of counsel satisfactory to the Company that such transaction complies with all applicable securities laws and only (i) in accordance with the provisions of Rules 903 or 904 of Regulation S, or (ii) pursuant to the registration requirements under the 1933 Act, or (ii) pursuant to an available exemption from registration under the 1933 Act. Investor consents to the placement of legends on any certificates or documents representing any of the Securities stating that they have not been registered under the 1933 Act or any applicable securities laws of other jurisdictions and setting forth or referring to such offering restrictions. Investor is aware that the Company will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Securities.

         h. Investor is the beneficial owner of the Warrants registered in his name, that such Warrants are free and clear of all liens and encumbrances, and that there are no liens or encumbrances on Investor's right to receive the Securities on the exercise of the Warrant.

         3. INDEMNIFICATION AND RELEASE. Investor recognizes that the sale of the Securities to him will be based upon his representations and warranties set forth above and on the Disclosure Information supplied by Investor to HARBINGER. Investor agrees to indemnify and to hold harmless HARBINGER, and its affiliates from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, arising out of or based upon any false representation or warranty made by the Investor in this Warrant Exercise Agreement and/or any failure by Investor to fulfill any covenants or agreements set forth herein or in the other documents executed and delivered by him in connection with this transaction. Investor hereby forever releases, dismisses, and discharges, HARBINGER and its affiliates, and their respective officers, directors, employees, shareholders, successors, assigns, and transferees (collectively the "Released Persons"), from any and all now or hereafter existing actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected (collectively the "Released Claims"), that Investor may have against any of the Released Persons, including, without limitation, any Released Claim which in whole or in part is based upon or arises out of the purchase and sale of the Securities pursuant to this Subscription Agreement.

         4. REPRESENTATIONS BY HARBINGER. HARBINGER represents and warrants to Investor as follows:

         a. HARBINGER is a corporation duly organized, existing and in good standing under the laws of the State of Georgia and has the corporate power to conduct its business.

         b. The execution, delivery and performance of this Agreement by HARBINGER has been duly approved by the Board of Directors of HARBINGER.

         c. The issuance of the Securities has been duly authorized and when paid for and issued pursuant to the terms hereof, the Securities will be validly issued, fully paid, and non-assessable.

         5. TERMS OF OFFERING. No commission or similar compensation will be paid in connection with the purchase of the Securities pursuant to the exercise of the Warrants.

         6. SURVIVAL OF REGISTRATION RIGHTS AND OTHER INVESTOR PROTECTIONS. Neither the execution of this Agreement nor the exercise or partial exercise of the Warrant shall terminate the registration rights of the Investor set forth in the Warrant, which shall survive such execution and exercise.

         7.      FURTHER INVESTOR SUITABILITY REPRESENTATIONS.

         Investor understands that the Securities offered by HARBINGER will not be registered under the 1933 Act. Investor also understands that in order to ensure that the offering and sale of the Securities are exempt from registration under the 1933 Act, HARBINGER is required to have reasonable grounds to believe that Investor qualifies as an "accredited investor" as defined in Rule 501(a) of Regulation D and that Investor is not a U.S. Person as defined by Regulation S. Investor understands that the information supplied in this section will be disclosed to no one other than officers and agents of HARBINGER without Investor's consent unless it is necessary for HARBINGER to use such information to support the exemptions from registration under the 1933 Act and under the law of any state or other jurisdiction.

         In order to induce HARBINGER to permit Investor to purchase a portion of the Securities, Investor makes the following representations and warranties.

         ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Securities is exempt from registration under the Securities Act, or meets the requirements of other applicable securities laws. Further, the undersigned understands that the offering is required to be reported to the U.S. Securities and Exchange Commission.

I. PLEASE INITIAL TO CERTIFY THAT THE FOLLOWING STATEMENTS ARE TRUE, CORRECT AND COMPLETE.


[ ]              1.       Investor is a partnership, corporation or other
                          organization with total assets in excess of U.S.
                          $5,000,000.
(Initials)

[ ]              2.       Investor is not a U.S. Person as defined in Rule 902
                          of Regulation S.

(Initials)

[ ]              3.       Investor is not a resident of the United States for
                          federal income tax purposes.

(Initials)

[ ]              4.       Investor has no affiliation with the U.S. National
                          Association of Securities Dealers (NASD).

(Initials)

II.      OTHER CERTIFICATIONS.

By signing the Signature Page, the undersigned certifies the following:

                 (a) that the purchase of Warrants will be solely for the account of the undersigned and not for the account of any other person or entity; and

                 (b) that the name and address set forth in this Questionnaire are true, correct and complete.

III.     GENERAL INFORMATION.

Name of Purchaser:
                  --------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

                                     (Number and Street)

- --------------------------------------------------------------------------------
   (City)                    (State)         (County)             (Zip Code)

Telephone Number:                      ----              ----
                 -----------------------------------------------------------
                     (Country Code)        (Area Code)          (Number)

         The undersigned represents that (a) the undersigned has read and understands this Subscription Agreement and (b) the information contained in this Questionnaire is complete and accurate.


- ----------------------------------     -------------------------------------,
19___
Number of Shares subscribed for        Date

                                       -----------------------------------------

                                       Name of Investor (Please Type or Print)

                                       By:
                                          --------------------------------------

                                           Authorized Signature


                                       -----------------------------------------
                                       Name of Person Authorized to Sign
                                       (Please Type or Print)

                                                                      EXHIBIT 11




                             HARBINGER CORPORATION

                             1996 STOCK OPTION PLAN
                         STOCK OPTION GRANT CERTIFICATE




        HARBINGER CORPORATION, a Georgia corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the Harbinger Corporation 1996 Stock Option Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.





        In witness whereof, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.


HARBINGER CORPORATION


By:
   ---------------------------


Date of Grant:

Type of Stock Option:

     []       Incentive

     []               Non-Qualified




Shares Subject to Option:


Exercise Price Per Share:      $


Term of Option:



Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule selected below and further described in
Section 10 on the reverse of this Stock Option Grant certificate.


[]  Immediate Vesting          []  One Year Vesting

[]  Two Year Vesting           []   Three Year Vesting

[]  Four Year Vesting          []   Five Year Vesting




        Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.


- -----------------------------------
Signature of Optionee


- -----------------------------------
Print Name of Optionee

     1. EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of this Option and the Plan, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares, but only according to the vesting schedule selected on the reverse of this Stock Option Grant Certificate and as described in Section 10 below, prior to the date which is the last day of the Term set forth on the face hereof following the date of grant (hereinafter "Expiration Date").

     2. RESTRICTIONS ON EXERCISE. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

     3. TERMINATION OF OPTION. Except as provided below in this Section, this Option may not be exercised after the date which is thirty (30) days after Optionee ceases to perform services for the Company, or any Parent or Subsidiary, including Harbinger NET Services, LLC ("HNS"). Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, including HNS, for all purposes under this Section and Section 10 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, including HNS, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary, including HNS. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, including HNS, and the effective date on which such services cease (the "Termination Date"). Notwithstanding anything contained herein to the contrary, if the corporate position of Optionee is, at any time, altered or revised such that Optionee's responsibilities are materially reduced or decreased for any reason, as determined by the Board in its sole discretion, the vesting of Shares under
Section 10 shall cease, effective as of the date of such reduction in Optionee's employment responsibilities; provided, however, except as otherwise provided in this Option and the Plan, Optionee shall have the right to exercise this Option with respect to Shares which have vested under Section 10 as of the date of such reduction of Optionee's responsibilities.

     (a) Termination Generally. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, including HNS, for any reason, except death or disability (within the meaning of Code Section 22(e)(3)), this Option shall immediately be forfeited, along with any and all rights or subsequent rights attached thereto thirty (30) days following the Termination Date, but in no event later than the Expiration Date.

     (b) Death or Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, including HNS, as a result of death or disability (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee's death, by Optionee's legal representative) within ninety
(90) days after the Termination Date, but in no event later than the Expiration Date.

     (c) No Right to Employment. Nothing in the Plan or this Stock Option Grant Certificate shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, including HNS, or limit in any way the right of the Company, or any Parent or Subsidiary, including HNS, to terminate Optionee's employment or other relationship at any time, with or without cause.

     4. MANNER OF EXERCISE.
     (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement ("Exercise Agreement") in the form of the Exercise Agreement delivered to Optionee, if applicable, or in such other form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

     (b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check) or, where permitted by law and approved by the Board or Committee, in its sole discretion: (i) by cancellation of indebtedness of the Company to Optionee; (ii) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144, and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Shares being purchased; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option having a Fair Market Value equal to the Exercise Price of the Shares being purchased (including the withheld Shares); (iv) by waiver of compensation accrued by Optionee for services rendered; (v) by delivery to the Company of a promissory note executed by Optionee which shall include such terms and conditions as the Board shall approve, in accordance with the terms and conditions of the Plan; or (vi) a combination of the foregoing as approved by the Board.

     (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

     (d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

     5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of: (a) the date two (2) years after the Date of Grant, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee.

     6. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.

     7. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING OF THE COMPANY FOR ANY FINANCIAL, TAX OR OTHER ADVICE.

     8. INTERPRETATION. Any dispute regarding the interpretation of this Stock Option Grant Certificate shall be submitted by Optionee or the Company to the Board or Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

     9. ENTIRE AGREEMENT. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof.

     10. VESTING AND EXERCISE OF SHARES. Subject to the terms of the Plan, this Option and the Exercise Agreement, the Shares issued pursuant to the exercise of this Option shall be subject to the vesting restrictions selected on the reverse side of this Stock Option Grant Certificate and defined below. For purposes of this Section, "Continuous Service" means a period of continuous performance of services by Optionee for the Company, a Parent or a Subsidiary, as determined by the Board.

Immediate Vesting: Optionee may exercise this Option with respect to any or all of the Shares at any time following the date of grant.

One Year Vesting:   Optionee may exercise this Option with respect to any or
all of the Shares only after Optionee has completed twelve (12) months of Continuous Service following the date of grant.

Two Year Vesting:   Optionee may exercise this Option with respect to the
percentage of Shares set forth below only after Optionee has completed the following periods of Continuous Service following the date of grant:

     (a) After twelve (12) months of Continuous Service, up to fifty percent (50%) of the Shares; and

     (b) After twenty-four (24) months of Continuous Service, up to one hundred percent (100%) of the Shares.

Three Year Vesting: Optionee may exercise this Option with respect to the percentage of Shares set forth below only after Optionee has completed the following periods of Continuous Service following the date of grant:

     (a) After twelve (12) months of Continuous Service, up to thirty-three and one third percent (33 1/3%) of the Shares;

     (b) After twenty-four (24) months of Continuous Service, up to sixty-six and two thirds percent (66 2/3%) of the Shares; and

     (c) After thirty-six (36) months of Continuous Service, up to one hundred percent (100%) of the Shares.

Four Year Vesting: Optionee may exercise this Option with respect to the percentage of Shares set forth below only after Optionee has completed the following periods of Continuous Service following the date of grant:

     (a) After twelve (12) months of Continuous Service, up to twenty-five percent (25%) of the Shares;

     (b) After twenty-four (24) months of Continuous Service, up to fifty percent (50%) of the Shares:

     (c) After thirty-six (36) months of Continuous Service, up to seventy-five (75%) of the Shares; and

     (d) After forty-eight (48) months of Continuous Service, up to one hundred percent (100%) of the Shares.

Five Year Vesting: Optionee may exercise this Option with respect to the percentage of Shares set forth below only after Optionee has completed the following periods of Continuous Service following the date of grant:

     (a) After twelve (12) months of Continuous Service, up to twenty percent (20%) of the Shares:

     (b) After twenty-four (24) months of Continuous Service, up to forty percent (40%) of the Shares:

     (c) After thirty-six (36) months of Continuous Service, up to sixty percent (60%) of the Shares:

     (d) After forty-eight (48) months of Continuous Service, up to eighty percent (80%) of the Shares; and

     (e) After sixty (60) months of Continuous Service, up to one hundred percent (100%) of the Shares.

                                                                      EXHIBIT 12


                           SUBSCRIPTION AGREEMENT AND
                      INVESTOR SUITABILITY REPRESENTATIONS
                                 (REGULATION S)




                             HARBINGER CORPORATION


ISSUE DATE:  ((ISSUEDATE))
INVESTOR:  ((INVESTORNAME))
NUMBER OF SHARES:  ((NUMBERSHARES))

         THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. THE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

         THIS SUBSCRIPTION AGREEMENT is made and entered into between HARBINGER CORPORATION, a corporation organized under the laws of the State of Georgia, U.S.A. (herein referred to as the "Company") and the ((INVESTORNAME)) ("Investor"). By executing this Subscription Agreement, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein in complying with its obligations under applicable securities laws.

                           I.  TERMS OF SUBSCRIPTION

         1. SUBSCRIPTION TO ACQUIRE COMMON STOCK. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, ((NUMBERSHARES)) shares of the U.S. $.0001 par value per share common stock of the Company (the "Common Stock"). Execution of this Subscription Agreement by Investor shall constitute an offer by Investor to subscribe to acquire the Common Stock. The subscription shall be on the terms and conditions specified herein. The Common Stock shall be issued in accordance with the terms and conditions of Clause 3(A)(1)(b) of that certain Agreement dated ((ISSUEDATE)), by and among the Company, the Investor and others, with respect to the purchase by the Company of all of the share capital of NTEX Holding B.V., a company according to Dutch law.

         2.      INVESTOR'S REPRESENTATIONS AND WARRANTIES.

                 A. Investor represents, warrants and covenants to the Company that Investor (i) will be the sole party in interest as to the Common Stock subscribed for and is acquiring the Common Stock for Investor's own account, for investment only and not with a view toward the resale or distribution thereof, (ii) received this Subscription Agreement outside of the United States, and executed and delivered this Subscription Agreement outside of the United States, (iii) is not a "U.S. Person" as defined by Regulation S promulgated under the Securities Act ("Regulation S"); and (iv) is an "Accredited Investor" as defined by Regulation D promulgated under the Securities Act ("Regulation D").

                 B. Investor understands that Investor must bear the economic risk of this investment for an indefinite period of time because the shares of Common Stock are not registered under the Securities Act or under the securities laws of the Netherlands or any other jurisdiction. Investor has been advised that the shares of Common Stock are not being registered under the Securities Act upon the basis that the transactions involving their sale are exempt from such registration requirements as transactions made outside the United States in reliance on Regulation S and/or as a transaction with an Accredited Investor in reliance on Regulation D, and that reliance by the Company on such exemptions is predicated in part on Investor's representations set forth in this Subscription Agreement. Investor acknowledges that the Company makes no representations of any kind concerning its intent or ability to offer or sell the Common Stock in a public offering or otherwise. Investor further understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the United States Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

                 C. Investor represents and warrants that Investor is able to bear the economic risk of losing Investor's entire investment in the Company, which is not disproportionate to Investor's net worth, and that Investor has adequate means of providing for Investor's current needs and personal contingencies without regard to the investment in the Company.

                 D. Investor represents and warrants that in connection with Investor's purchase of any of the Common Stock no oral or written representations or warranties have been made to Investor. Investor acknowledges receipt of the disclosure information required by Rule 502(b)(2) of Regulation D (the "Disclosure Information").

                 E. Investor further represents and warrants that Investor is familiar with the business in which the Company is engaged and, based upon Investor's knowledge and experience in financial and business matters, Investor is familiar with investments of the sort that Investor is undertaking herein, that Investor is fully aware of the problems and risks involved in making an investment of this type, and that Investor is capable of evaluating the merits and risks of this investment.

                 F. Investor represents and warrants that, to the extent Investor has deemed necessary, Investor has consulted with Investor's attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed this Subscription Agreement and all documents relating hereto on Investor's behalf. Investor and Investor's advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company, to make an informed investment decision with respect thereto, and to protect Investor's interest in connection with Investor's subscription without need for the additional information which would be required to be included in more complete registration statements effective under the Securities Act or under the laws of other jurisdictions.

                 G. Investor acknowledges that Investor and Investor's advisors have had an opportunity to ask questions of and to receive answers from the executive officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Company and the subscription for the Common Stock; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. All such materials and information requested by Investor and Investor's advisors (including information requested to verify information previously furnished) have been made available and examined by Investor or Investor's advisors.

                 H. Investor agrees that Investor will not attempt to pledge, transfer, convey or otherwise dispose of the Common Stock in the United States except in a transaction made pursuant to the following offering restrictions: all offers and sales of the Common Stock to a U.S. person or inside the United States prior to the expiration of a one-year period immediately following the date of this Subscription Agreement shall be made only upon receipt by the Company of an opinion of counsel satisfactory to the Company that such transaction complies with all applicable securities laws and only (i) in accordance with the provisions of Rules 903 or 904 of Regulation S, or (ii) pursuant to the registration requirements under the Securities Act, or
(ii) pursuant to an available exemption from registration under the Securities Act. Investor consents to the placement of legends on any certificates or documents representing any of the Common Stock stating that they have not been registered under the Securities Act or any applicable securities laws of other jurisdictions and setting forth or referring to such offering restrictions. Investor is aware that the Company will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Common Stock.

         3. INDEMNIFICATION. Investor shall indemnify and hold harmless the Company, any affiliated corporation or entity, the partners, officers, directors and employees of any of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by Investor, any breach of any of Investor's representations or warranties, or any failure by Investor to fulfill any of its covenants or agreements under this Subscription Agreement.

         4. RELEASE BY INVESTOR. Investor hereby forever releases, dismisses, and discharges, the Company and its affiliates, officers, directors, employees, shareholders, successors, assigns, and transferees (collectively the "Released Persons"), from any and all now or hereafter existing actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected (collectively the Released Claims), that Investor may have against any of the Released Persons, including, without limitation, any and all Released Claims which in whole or in part is based upon or arises out of the purchase and sale of the Common Stock pursuant to this Subscription Agreement.

         5.      REGISTRATION RIGHTS.

                 A. DEFINITIONS. As used in this Subscription Agreement, the following terms shall have the following respective meanings:

                          "Commission" shall mean the United States Securities
and Exchange Commission or any other federal agency at the time administering the Securities Act.

                          "Holder" shall mean any person owning or having the
right to acquire Registrable Securities, including any such person to whom the rights under this Section 5 have been transferred in accordance with Section 2.H hereof.

                          "Participating Holders" shall mean all Holders whose
Registrable Securities held by them be included in any registration, qualification or compliance pursuant to Section 5.b. hereof.

                          The terms "register", "registered", and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement .

                          "Registrable Securities" shall mean the Common Stock;
provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The number of shares of Registrable Securities then outstanding shall be the number of shares of Common Stock issued and outstanding which are Registrable Securities.

                          "Registration Expenses" shall mean all expenses
incurred by the Company in complying with Sections 5B., C. and D. hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                          "Securities Act" shall mean the Securities Act of
1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                          "Selling Expenses" shall mean all underwriting
discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders.

                 B. REGISTRATION ON FORM S-3. Not later than September 30, 1996, the Company shall file a Registration Statement to register Registrable Securities then owned by Holder on a Form S-3 registration statement under the Securities Act (a "Shelf Registration"); provided, however, that at the request of the Company, the Holder shall certify in writing to the
Company: (i) the number of shares intended to be offered and sold; (ii) the present intention of the Holder to offer or cause the offering of such shares for distribution; (iii) the nature or method of the proposed offer and sale thereof by the Holder; and (iv) the undertaking of the Holder to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Concurrent with the filing required by the this
Section 5.B., the Company shall file a Shelf Registration and proceed to obtain all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the requesting Holder's Registrable Securities as are specified in the S-3 Registration Request, within 30 days after receipt of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.B:

                          (A)     In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act (and in any event in not more than ten (10) states or other jurisdictions to be chosen by the Holder in its sole discretion);

                          (B)     Prior to the date which is one year
immediately following the effective date of the registration statement pertaining to the initial public offering of securities of the Company;

                          (C)     If a registration on Form S-3 under the
Securities Act is not available to the Company for such offering; or

                          (D)     If the Company shall furnish to such Holders
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future; but in such case the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.B. shall be deferred for a period not to exceed one hundred eighty (180) days.

                 C. PIGGY-BACK REGISTRATION RIGHTS. If the Company, at any time proposes to register any of its securities under the Securities Act in order to consummate an initial public offering of any of its securities in the form of an underwritten offering, the Company shall request that the managing underwriter of such written offering include the Registrable Securities in such registration. If such managing underwriter agrees to include any of the Registrable Securities in such underwritten offering, the Company shall at such time give prompt notice to the Holders specifying the form and manner and other relative facts involved in such proposed registration, and upon the request of any Holder, deliver to the Company within twenty (20) days of giving of such notice (which request shall specify that the Registrable Securities held by such Holder be included in such registration), the Company shall include such Registrable Securities held by each such Holder requested to be included in such registration; provided, however, that

                                  i.       If, at any time after giving such
written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities; and

                                  ii.      If the managing underwriter in such
underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Securities requested by the Holders to be included in the registration statement, then distribution of all or one specified portion of the Registrable Securities shall be excluded from such registration statement (in the case of an exclusion as to a portion of such Registrable Securities, such portion to be allocated among such Holders in proportion to the respective number of Registrable Securities and requested to be registered by such Holders). In such event, the Company shall give the Holders prompt notice of the number of shares excluded.

                 D. COMPANY OBLIGATIONS. At its expense, the Company will use its best efforts to:

                          (1)     Keep any registration statement filed
pursuant hereto effective for a period of ninety (90) days or until Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Class A Common Stock (or other securities) of the Company;

                          (2)     Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

                          (3)     Furnish such number of prospectuses and other
documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

                          (4)     Notify Holder at any time when a prospectus
relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                          (5)     Cause all such Registrable Securities
registered pursuant hereunder to be listed on the national securities exchange on which the Company's Common Stock is then listed; and

                          (6)     Provide a transfer agent and registrar for
all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                 E. COSTS AND EXPENSES. Holder agrees to pay all of the underwriting discounts and commissions, transfer taxes, and their own counsel fees with respect to the securities owned by them being registered. The Company will pay all other costs and expenses in connection with such registration statement including, without limitation, the fees and expenses of counsel for the Company, the fees and expenses of its accountants and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in such reasonable number of states as Holder has designated, including fees and disbursements of counsel for Holder, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to Holder.

                 F. COMPANY INDEMNIFICATION. The Company will indemnify Holder, each of its officers, directors and partners, and each person controlling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (the "Company Indemnitees"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance; or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or based on any violation (or alleged violation) by the Company of any provision of the Securities Act, or any rule or regulation promulgated under the Securities Act, applicable to the Company in connection with any such registration, qualification or compliance.

                 G. INVESTOR INDEMNIFICATION. Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document; or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Holder.

                 H. CONTRIBUTION. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                 I. UNDERWRITING AGREEMENT TO CONTROL. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                 J. SURVIVAL. The obligations of the Company and the Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5 or otherwise.

                 K. NO OBLIGATION TO REGISTER SECURITIES WHICH MAY BE SOLD PURSUANT TO RULE 144. The Company shall have no obligation to register any Registrable Securities which shall be eligible for sale to the public pursuant to Rule 144 or any other applicable statute, rule or regulation governing the resale of restricted securities.

                 L. COMPANY MAY GRANT REGISTRATION RIGHTS TO OTHER SHAREHOLDERS. Nothing herein shall be deemed to prohibit the Company from granting registration rights with respect to any of the shares of the Company to any other holder of the Company's securities.

                 M. INVESTORS AGREEMENT TO ENTER INTO LOCK-UP AGREEMENT. In the event that the Company at any time shall propose to register shares of its Common Stock for sale to the Public, the Investor agrees to enter into an agreement with the underwriter of such offering, on such terms and conditions as such underwriter shall request, whereby the Investor shall agree to refrain from making any offer, sale, transfer, gift or other disposition of shares of the Company's Common Stock in the United States for a period of up to 180 days following the effective date of such registration statement.

         6.      MISCELLANEOUS.

                 A. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, United States of America, without giving effect to the conflict of laws rules applicable therein.

                 B. This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in writing.

                 C. This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Investor may not assign any of Investor's rights or interests in and under this Subscription Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

                 D. This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original. The Company shall retain one counterpart, and one counterpart shall be returned to Investor upon acceptance thereof by the Company.

         IN WITNESS WHEREOF, Investor has executed this Subscription Agreement in Rotterdam, The Netherlands effective the issue date first above written. By signing below, Investor represents that he has read and understands the warranties and representations set forth in this Subscription Agreement.

INVESTOR:

((INVESTORNAME))


- ---------------------------------------------
Authorized Signature of Investor


INVESTOR'S PRINCIPAL PLACE OF BUSINESS AND TELEPHONE NUMBER (THIS IS THE ADDRESS AT WHICH PAYMENTS, IF ANY, WILL BE DELIVERED):

((INVESTORADDRESS))
((INVESTORTELEPHONE))

        SUBSCRIPTION OFFER ACCEPTED THIS ____ DAY OF ________, 1996.



HARBINGER CORPORATION


By:
   ----------------------------------------------
Name:
     --------------------------------------------
Title:
      -------------------------------------------

                           SUBSCRIPTION AGREEMENT AND
                      INVESTOR SUITABILITY REPRESENTATIONS
                                 (REGULATION S)




                             HARBINGER CORPORATION




         THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. THE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

         THIS SUBSCRIPTION AGREEMENT is made and entered into between HARBINGER CORPORATION, a corporation organized under the laws of the State of Georgia, U.S.A. (herein referred to as the "Company") and the Company according to Dutch Law ATLAS INVESTERINGEN NEDERLAND B.V. with registered corporate seat in ______________________, the Netherlands ("Investor"). By executing this Subscription Agreement, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein in complying with its obligations under applicable securities laws.

                           I.  TERMS OF SUBSCRIPTION

         7. SUBSCRIPTION TO ACQUIRE WARRANTS. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, Warrants to acquire 12,500 shares of the U.S. $.0001 par value per share Common Stock of the Company (the "Warrants"). Execution of this Subscription Agreement by Investor shall constitute an offer by Investor to subscribe to acquire the Warrants. The subscription shall be on the terms and conditions specified herein. The Warrants shall be issued in accordance with the terms and conditions of Clause 3(A)(1)(b) of that certain Agreement dated ____________ _____, 1996, by and among the Company, the Investor and others, with respect to the purchase by the Company of all of the share capital of NTEX Holding B.V., a Company according to Dutch law.

         8.      INVESTOR'S REPRESENTATIONS AND WARRANTIES.

                 A. Investor represents, warrants and covenants to the Company that Investor (i) will be the sole party in interest as to the Warrants subscribed for and is acquiring the Warrants for Investor's own account, for investment only and not with a view toward the resale or distribution thereof,
(ii) received this Subscription Agreement outside of the United States, and executed and delivered this Subscription Agreement outside of the United States, (iii) is not a "U.S. Person" as defined by Regulation S promulgated under the Securities Act ("Regulation S"); and (iv) that Investor is an "Accredited Investor" as defined by Regulation D promulgated under the Securities Act ("Regulation D").

                 B. Investor understands that Investor must bear the economic risk of this investment for an indefinite period of time because the Securities are not registered under the Securities Act or under the securities laws of the Netherlands or any other jurisdiction. Investor has been advised that the Securities are not being registered under the Securities Act upon the basis that the transactions involving their sale are exempt from such registration requirements as transactions made outside the United States in reliance on Regulation S and/or as a transaction with an Accredited Investor in reliance on Regulation D, and that reliance by the Company on such exemptions is predicated in part on Investor's representations set forth in this Subscription Agreement. Investor acknowledges that the Company makes no representations of any kind concerning its intent or ability to offer or sell the Securities in a public offering or otherwise. Investor further understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the United States Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

                 C. Investor represents and warrants that Investor is able to bear the economic risk of losing Investor's entire investment in the Company, which is not disproportionate to Investor's net worth, and that Investor has adequate means of providing for Investor's current needs and personal contingencies without regard to the investment in the Company.

                 D. Investor represents and warrants that in connection with Investor's purchase of any of the Securities no oral or written representations or warranties have been made to Investor. Investor acknowledges receipt of the disclosure information required by Rule 502(b)(2) of Regulation D (the "Disclosure Information").

                 E. Investor further represents and warrants that Investor is familiar with the business in which the Company is engaged and, based upon Investor's knowledge and experience in financial and business matters, Investor is familiar with investments of the sort that Investor is undertaking herein, that Investor is fully aware of the problems and risks involved in making an investment of this type, and that Investor is capable of evaluating the merits and risks of this investment.

                 F. Investor represents and warrants that, to the extent Investor has deemed necessary, Investor has consulted with Investor's attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed this Subscription Agreement and all documents relating hereto on Investor's behalf. Investor and Investor's advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company, to make an informed investment decision with respect thereto, and to protect Investor's interest in connection with Investor's subscription without need for the additional information which would be required to be included in more complete registration statements effective under the Securities Act or under the laws of other jurisdictions.

                 G. Investor acknowledges that Investor and Investor's advisors have had an opportunity to ask questions of and to receive answers from the executive officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Company and the subscription for the Warrants; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. All such materials and information requested by Investor and Investor's advisors (including information requested to verify information previously furnished) have been made available and examined by Investor or Investor's advisors.

                 H. Investor agrees that Investor will not attempt to pledge, transfer, convey or otherwise dispose of the Warrants or the Conversion Stock issuable upon exercise thereof (collectively, the "Securities") in the United States except in a transaction made pursuant to the following offering restrictions: all offers and sales of the Securities to a U.S. person or inside the United States prior to the expiration of a one-year period immediately following the date of this Subscription Agreement shall be made only upon receipt by the Company of an opinion of counsel satisfactory to the Company that such transaction complies with all applicable securities laws and only (i) in accordance with the provisions of Rules 903 or 904 of Regulation S, or (ii) pursuant to the registration requirements under the Securities Act, or (ii) pursuant to an available exemption from registration under the Securities Act. Investor consents to the placement of legends on any certificates or documents representing any of the Securities stating that they have not been registered under the Securities Act or any applicable securities laws of other jurisdictions and setting forth or referring to such offering restrictions. Investor is aware that the Company will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Securities.

         9. INDEMNIFICATION. Investor shall indemnify and hold harmless the Company, any affiliated corporation or entity, the partners, officers, directors and employees of any of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by Investor, any breach of any of Investor's representations or warranties, or any failure by Investor to fulfill any of its covenants or agreements under this Subscription Agreement.

         10. RELEASE BY INVESTOR. Investor hereby forever releases, dismisses, and discharges, the Company and its affiliates, officers, directors, employees, shareholders, successors, assigns, and transferees (collectively the "Released Persons"), from any and all now or hereafter existing actions, causes of action, suits, damages, debts, claims, counterclaims, obligations and liabilities of any nature whatsoever, known or unknown, suspected or unsuspected (collectively the "Released Claims"), that Investor may have against any of the Released Persons, including, without limitation, any and all Released Claims which in whole or in part is based upon or arises out of the purchase and sale of the Warrants or the Securities pursuant to this Subscription Agreement.

         11.     REGISTRATION RIGHTS.

                 A. DEFINITIONS. As used in this Subscription Agreement, the following terms shall have the following respective meanings:

                          "Commission" shall mean the United States Securities
and Exchange Commission or any other federal agency at the time administering the Securities Act.

                          "Holder" shall mean any person owning or having the
right to acquire Registrable Securities, including any such person to whom the rights under this Section 5 have been transferred in accordance with Section___ hereof.

                          "Participating" Holders shall mean all Holders whose
Registrable Securities held by them be included in any registration, qualification or compliance pursuant to Section 5.b. hereof.

                          The terms "register", "registered", and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement .

                          "Registrable Securities" shall mean the Common Stock
included in the Units or issuable upon exercise of the Warrants; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The number of shares of "Registrable Securities then outstanding" shall be the number of shares of Common Stock issued and outstanding which are Registrable Securities.

                          "Registration Expenses" shall mean all expenses
incurred by the Company in complying with Sections 5B., C. and D. hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                          "Securities Act" shall mean the Securities Act of
1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                          "Selling Expenses" shall mean all underwriting
discounts, selling commissions, and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders.

                 B. REGISTRATION ON FORM S-3. Not later than September 30, 1996, the Company shall file a Registration Statement to register Registrable Securities then owned by Holder on a Form S-3 registration statement under the Securities Act (a "Shelf Registration"); provided, however, that at the request of the Company, the Holder shall certify in writing to the
Company: (i) the number of shares intended to be offered and sold; (ii) the present intention of the Holder to offer or cause the offering of such shares for distribution; (iii) the nature or method of the proposed offer and sale thereof by the Holder; and (iv) the undertaking of the Holder to provide all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Concurrent with the filing required by the this
Section 5.B., the Company shall file a Shelf Registration and proceed to obtain all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the requesting Holder's Registrable Securities as are specified in the S-3 Registration Request, within 30 days after receipt of such written notice by the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 5.B:

                          (A)     In any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act (and in any event in not more than ten (10) states or other jurisdictions to be chosen by the Holder in its sole discretion);

                          (B)     Prior to the date which is one year
immediately following the effective date of the registration statement pertaining to the initial public offering of securities of the Company;

                          (C)     If a registration on Form S-3 under the
Securities Act is not available to the Company for such offering; or

                          (D)     If the Company shall furnish to such Holders
a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future; but in such case the Company's obligation to use its best efforts to register, qualify or comply under this Section 5.B. shall be deferred for a period not to exceed one hundred eighty (180) days.

                 C. PIGGY-BACK REGISTRATION RIGHTS. If the Company, at any time proposes to register any of its securities under the Securities Act in order to consummate an initial public offering of any of its securities in the form of an underwritten offering, the Company shall request that the managing underwriter of such written offering include the Registrable Securities in such registration. If such managing underwriter agrees to include any of the Registrable Securities in such underwritten offering, the Company shall at such time give prompt notice to the Holders specifying the form and manner and other relative facts involved in such proposed registration, and upon the request of any Holder, deliver to the Company within twenty (20) days of giving of such notice (which request shall specify that the Registrable Securities held by such Holder be included in such registration), the Company shall include such Registrable Securities held by each such Holder requested to be included in such registration; provided, however, that

                                  i.       If, at any time after giving such
written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities; and

                                  ii.      If the managing underwriter in such
underwritten offering shall advise the Company that it declines to include a portion or all of the Registrable Securities requested by the Holders to be included in the registration statement, then distribution of all or one specified portion of the Registrable Securities shall be excluded from such registration statement (in the case of an exclusion as to a portion of such Registrable Securities, such portion to be allocated among such Holders in proportion to the respective number of Registrable Securities and requested to be registered by such Holders). In such event, the Company shall give the Holders prompt notice of the number of shares excluded.

                 D. COMPANY OBLIGATIONS. At its expense, the Company will use its best efforts to:

                          (1)     Keep any registration statement filed
pursuant hereto effective for a period of ninety (90) days or until Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Class A Common Stock (or other securities) of the Company;

                          (2)     Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

                          (3)     Furnish such number of prospectuses and other
documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

                          (4)     Notify Holder at any time when a prospectus
relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                          (5)     Cause all such Registrable Securities
registered pursuant hereunder to be listed on the national securities exchange on which the Company's Common Stock is then listed; and

                          (6)     Provide a transfer agent and registrar for
all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                 E. COSTS AND EXPENSES. Holder agrees to pay all of the underwriting discounts and commissions, transfer taxes, and their own counsel fees with respect to the securities owned by them being registered. The Company will pay all other costs and expenses in connection with such registration statement including, without limitation, the fees and expenses of counsel for the Company, the fees and expenses of its accountants and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in such reasonable number of states as Holder has designated, including fees and disbursements of counsel for Holder, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to Holder.

                 F. COMPANY INDEMNIFICATION. The Company will indemnify Holder, each of its officers, directors and partners, and each person controlling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 5, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (the "Company Indemnitees"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance; or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or based on any violation (or alleged violation) by the Company of any provision of the Securities Act, or any rule or regulation promulgated under the Securities Act, applicable to the Company in connection with any such registration, qualification or compliance.

                 G. INVESTOR INDEMNIFICATION. Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document; or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Holder.

                 H. CONTRIBUTION. If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                 I. UNDERWRITING AGREEMENT TO CONTROL. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                 J. SURVIVAL. The obligations of the Company and the Holder under this Section 5 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 5 or otherwise.

                 K. NO OBLIGATION TO REGISTER SECURITIES WHICH MAY BE SOLD PURSUANT TO RULE 144. The Company shall have no obligation to register any Registrable Securities which shall be eligible for sale to the public pursuant to Rule 144 or any other applicable statute, rule or regulation governing the resale of restricted securities.

                 L. COMPANY MAY GRANT REGISTRATION RIGHTS TO OTHER SHAREHOLDERS. Nothing herein shall be deemed to prohibit the Company from granting registration rights with respect to any of the shares of the Company to any other holder of the Company's securities.

                 M. INVESTORS AGREEMENT TO ENTER INTO LOCK-UP AGREEMENT. In the event that the Company at any time shall propose to register shares of its Common Stock for sale to the Public, the Investor agrees to enter into an agreement with the underwriter of such offering, on such terms and conditions as such underwriter shall request, whereby the Investor shall agree to refrain from making any offer, sale, transfer, gift or other disposition of shares of the Company's Common Stock in the United States for a period of up to 180 days following the effective date of such registration statement.

         12.     MISCELLANEOUS.

                 A. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, United States of America, without giving effect to the conflict of laws rules applicable therein.

                 B. This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in writing.

                 C. This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Investor may not assign any of Investor's rights or interests in and under this Subscription Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

                 D. This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original. The Company shall retain one counterpart, and one counterpart shall be returned to Investor upon acceptance thereof by the Company.

         IN WITNESS WHEREOF, Investor has executed this Subscription Agreement in _____________________, Netherlands this ____ day of _______________, 1996.
By signing below, Investor represents that he has read and understands the warranties and representations set forth in this Subscription Agreement.

INVESTOR:

ATLAS INVESTERINGEN NEDERLAND B.V.


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Authorized Signature of Investor


INVESTOR'S PRINCIPAL PLACE OF BUSINESS AND TELEPHONE NUMBER (THIS IS THE ADDRESS AT WHICH PAYMENTS, IF ANY, WILL BE DELIVERED):


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        SUBSCRIPTION OFFER ACCEPTED THIS ____ DAY OF ________, 1996.



HARBINGER CORPORATION


By:
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Name:
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Title:
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